Exhibit 10.3

RESTATED  LOAN AGREEMENT

By and Among

Fifth Third Bank, an Ohio banking corporation,
Lender,

And
Innovative Food Holdings, Inc., a Florida corporation, Food Innovations, Inc., a Florida corporation, Gourmet Foodservice Group, Inc., a Florida corporation, Artisan Specialty Foods,
Inc., a Delaware corporation, 4 The Gourmet, Inc., a Florida corporation, Haley Food Group, Inc., a Florida corporation, Gourmet Foodservice Group Warehouse, Inc., a Florida corporation, and
Food New Media Group, Inc., a New York corporation

Borrowers

Dated Effective November 26, 2013

T:\l\Inttcrs\Finh Third Bank\InnovatiY(' Food Ho1dings\Sent. 2013 (20130573)\Lo:m documt•nts\Re-statcd Loan Agreement 9-15-t3.doc

RESTATED  LOAN AGREEMENT

THIS RESTATED LOAN AGREEMENT is made and entered into effective November 26, 2013 and restates a loan agreement dated February 26, 2013 and is by and among Fifth Third Bank, an Ohio banking corporation ("Lender") and Innovative Food Holdings, Inc., a Florida corporation, Food Innovations, Inc., a Florida corporation, Gourmet Foodservice Group, Inc., a Florida corporation, Artisan Specialty Foods, Inc., a Delaware corporation, 4 The Gourmet, Inc., a Florida corporation, Haley Food Group, Inc., a Florida corporation, Gourmet Foodservice Group Warehouse, Inc., a Florida corporation, and Food New Media Group, Inc., a New York corporation (herein "Borrowers").

BACKGROUND

WHEREAS, Lender made a real estate secured loan to Innovative Food Holdings, Inc., a Florida corporation ("Original Borrower") in the original principal sum of Five Hundred F01iy Six Thousand and 00/100 Dollars ($546,000.00) (herein "Loan 1") for the purpose of acquiring the Real Estate Security (as herein defined); and

WHEREAS, Bonowers have requested Lender to create two additional credit facilities consisting of:

A. A revolving credit facility for Borrowers in the original principal sum of One Million and 00/100 Dollars ($1,000,000.00) to supp01i letters of credit and provide Borrower with working capital; and

B. A term credit facility for Borrowers in the original principal sum of One Million and 00/100 Dollars ($1 ,000,000.00) to finance the partial buyout of existing bonds and notes payable by cetiain Borrowers;

and Lender has agreed to do so conditioned upon compliance with terms and conditions acceptable to Lender; and

WHEREAS, the parties desire to set forth the mutually agreed upon terms and conditions for creation of the new credit facilities and continued governance of the administration and terms of existing Loan  1.

NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein, Borrowers and Lender agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING  TERMS

SECTION 1.1 Recitals.  The foregoing recitals  are incorporated  into this Agreement and made a part hereof.

SECTION 1.2 Defined Terms. Unless the context of a particular Loan Document otherwise provides, the terms in quotes used in the foregoing preamble and the follovving terms shall have the respective meanings ascribed to them for all purposes in the Loan Documents:

"Advance" shall mean each advance of principal outstanding under Loan 2.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

"Advance Term" for Loan 2, shall commence on the Closing Date and end on the Business Day preceding the Maturity Date of Loan 2.

"Affiliate" shall mean any Person directly or indirectly  controlling,  controlled  by,  or under direct or indirect common control with any Person. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" means this restated loan  agreement, as the same may  hereafter be further amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

"Alpha Primmy Note" shall mean the note dated May II, 2012, in the original principal sum of $1,200,000.00 from Innovative Food Holdings, Inc., a Florida corporation,  to  Alpha Capital Anstalt f/k/a Alpha Capital Aktiengesellschaft.

"Article Nine" shall mean Chapter 679, the Uniform Commercial Code of the Florida Statutes, as amended from time to time.

"Authorized Officer" means that Person or Persons designated under a resolution of the Governing Body of a Borrower to execute documents on behalf of such Borrower.

"Business Day" means a day that is not a Saturday, a Sunday, or a day on which Lender is closed pursuant to authorization or requirement of law.

"Certified Public Accountant" shall mean a certified public  accountant  holding a valid and current licensed reasonably acceptable to Lender authorized to practice public accounting.

"Closing" shall mean the execution and  delive1y to Lender of this Agreement together with all related Loan Documents, including, but not limited to, each Note, all Security Instruments and all compliance documents executed coincidental to a Loan.

"Closing Costs" shall mean all documentary stamp taxes on the Mortgage, Notes and the intangible taxes, survey costs, appraisal costs, environmental assessment costs, Loan Fees, recording charges, mortgagee title insurance costs, Lender's attorney fees and other costs related to a Loan.

"Closing Date" shall mean the effective date of this Agreement.

"Collateral" shall mean the Real Estate Security, Personal Prope1iy, any Proceeds thereof. "Collateral Assignment of Rents" shall mean the agreement pledging the income and rents and profits from the Real Estate Security dated Februmy 26, 2013.

"Commodity Exchange Act" shall mean the Commodity Exchange Act (7 U .S.C. §I et. seq.), as amended from time to time, and any successor statute.

"Contractual Obligation" as to any Person shall mean  any unde1iaking by such Person represented by any agreement, to which such Person is a party or by which it or any of its property is bound.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

"Costs" shall mean all costs, expenses, losses and damages sustained  or  incurred  by Lender in connection with, because of, or as a result of any default or any one or more Events of Default of any Borrower under the Loan Documents or any of them, or in realizing upon, protecting, perfecting, defending or enforcing, or any combination thereof, the  rights  and remedies of Lender under the Loan Documents, or any of them, including, without limitation, recording charges, documentary stamp taxes, intangible taxes, all reasonable expert fees and all reasonable attorney's fees and costs, including paralegal fees in all legal proceedings, including administrative, trial, appellate, probate, bankruptcy or any other  legal  or  administrative proceeding, regardless of whether suit is brought.

"Debt" shall mean as to any Person (i) all obligations of borrowed money, (ii) obligations evidenced by bonds, debentures, note or similar instruments, or upon which interest payments are customarily made,  (iii) all obligations under conditional sale or other title retention agreements relating to property purchased by that Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including, without limitation, any items, issued or assumed as the deferred purchase price of property or services purchased  (excluding trade debt incurred in the ordinary course of business falling due within the next succeeding 3 months) which would appear as liabilities on a balance sheet, (v) all obligations under take-or-pay or similar agreements or under commodities agreements, (vi) all Debt of others secured by (or for which the holder of such debt has  an existing right, contingent or  otherwise, to be secured by), any lien on, or payable out of the proceeds of production from, property owned or acquired by that Person, whether or not the obligations secured thereby have been assumed, (vii) all guaranty and other contingent or indirect obligations, (viii) the principal portion of all obligations under Capital Leases other  than operating leases, (ix) all matured obligations in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) all outstanding and unreimbursed drafts under all letters of credit issued or banker's acceptance facilities created for the benefit of and at the request of such Person (to the extent unreimbursed), (xi) all preferred stock or other equity interests issued and required by the tenns thereof to be redeemed, for which mandatory sinking fund payments are due, by a fixed date, and (xii) other off balance sheet financing arrangements including, without limitation, synthetic leases, which, for purposes of this Agreement, shall not include operating leases.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and  all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws  of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default Rate" shall mean the interest charged on the Indebtedness under the Loan Documents after the occurrence of an Event of Default and the expiration of any applicable notice and cure periods.   The Default Rate shall be the lesser of: (i) the highest rate allowed by law; or (ii) eighteen percent (18.0%) per annum, whichever is less.

"Due Date" shall mean the date any payment of principal or interest is due and payable on any Note or other Indebtedness.

"EBITDA" means earnings before interest, taxes, depreciation, and amortization.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

"Environmental Laws" shall mean any federal,  state or local law, statute, ordinance or Regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about any real estate owned, leased or occupied by any Borrower, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") as amended 42 U.S.C. Section 9601 et seq., Resource Conservation  and Recove1y Act of 1976 ("RCRA"), 42U .S.C. Section 690 I et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., Clean Water Act 33 U.S.C. Section 1251 et seq and Chapter 403 ofthe Florida  Statutes.

"Equitable Owner" means any Person having an Equitable Ownership in a Borrower.

"Equitable Ownership" shall mean the ownership of voting interest and/or equity interest in a non-natural Person which shall be represented by shares of stock, certificates of membership, certificates of pminership, partnership  interests, or other indicia of ownership.

"ERISA" means the Employee Retirement Income Security Act of 1974, 29 USC §100 I et. seq.

"Event of Default" means any of the events specified in Article VII hereof.

"Excluded Swap Obligation" shall mean, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor's failure for any reason to constitute an "eligible  contract  pmiicipant"  as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

"Financial  Statement"  shall  mean  the  financial  statements  of  Borrowers  described  111

Section 4.6 and following Closing, those delivered pursuant to Section 5.1.

"Fixed Charge Coverage Ratio" means the ratio of (a) Borrowers' consolidated EBITDA plus rent and operating lease payments, less cash taxes paid, distributions, dividends and capital expenditures (other than Capital Expenditures financed with the proceeds of purchase money Indebtedness or Capital Leases to the extent permitted hereunder) and other extraordinary items for the twelve month period then ending to (b) the consolidated sum of (i) Borrowers' interest expense, and (ii) all principal payments with respect to Indebtedness that were paid or were due and payable by all of Borrowers' consolidated entities during the period  plus rent and operating lease expense incurred in the same such period.

"GAAP" means generally accepted accounting principles, set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Ce1iified Public Accountants or which have other substantial authoritative support, as in effect from, time to time.

"Gap Exception" shall mean shall mean those matters to be completed under Schedule B I of the Title Commitment and any adverse matters or defects in title which are recorded during the period  of time between the effective date of the Title Commitment and the date of recording

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation of the Mortgage.

"Governing Body" shall mean as to any:

A. corporation, its Board of Directors, or if authority to govern the corporation ts reserved to the shareholders as provided, by law, its shareholders;

B.	general partnership, its patners;

C.	limited partnership, its general partners; and

D. limited liability company, its managers if it is a manager managed company, or its members if it is a member managed company.

"Governmental Authority'' shall mean any national, state, local or other political subdivision thereot: or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pe1iaining to government.

"Governmental Regulation" shall mean any law, statute, ordinance, rule  or regulation issued by or enacted by a Governmental Authority.

"Hazardous Substances or Hazardous Materials" shall mean any flammable materials (excluding wood products nonnally used in construction), explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including, without limitation, any substances defined as or included in the definitions of "hazardous substances,"  "hazardous wastes," "hazardous materials," "special wastes," "solid wastes," or "toxic substances" under any applicable federal, state, county, regional, or local laws, ordinances, regulations, or guidelines.

"Interest Rate Determination Date" means the 1st day of each calendar month, provided, however, that in the event such day is not a Business Day, the Interest Rate Determination Date shall be the immediately preceding Business Day.

"Interest Period" shall mean a period of one (1) month, provided, that (x) the initial Interest Period may be less than one month, depending on the initial funding date, and (y) no Interest Period shall extend beyond the Maturity Date. At any time during which a Rate Management Agreement is then in effect with respect to a Loan, any provisions contained in the Note related to such Loan which round up the interest rate to the nearest  !/8th of one percent shall be disregarded and nolonger of any force and effect, notwithstanding anything to the contrary contained in the Note.

"Interest Rate Change Date" shall mean I st day of each one (I) month period; provided, however, that if any such day is not a Business Day, the applicable Interest Rate Change Date shall be the next succeeding Business Day.

"Indebtedness" shall mean any and all debts, obligations, any and all Rate Management Obligations,  excluding all Excluded  Swap Obligations,  and  liabilities of BotTowers  to  Lender, arising out of or related to the Loan Documents or otherwise, whether principal, interest, tees, or otherwise, whether now existing or hereafter arising, whether voluntary  or involuntary, whether jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not renewed,

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation extended, modified, rearranged, restructured, refinanced, or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations or liabilities.

"LIBOR Rate" means rate per annum effective on any Interest Rate Detennination Date, which is equal to the quotient of: (a) the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (I) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by Lender, that displays British Bankers' Association interest settlement rates tor deposits in U.S. Dollars, as of 11:00 a.m. (London, England time) two (2) business days prior to the Interest Rate Detennination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by Lender to be the rate at which U.S. dollar deposits tor the Interest Period are offered to Lender in the London Inter-Bank Market as of 11:00 a.m. (London, England time), on the day that is two (2) business days prior to the Interest Rate Determination Date, divided by (ii) the percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal in effect on any day to which Lender is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of Govemors of the Federal Reserve System with respect to eurocurrency funding  (currently referred to as "eurocurrency liabilities" under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"L/C Advance"  shall mean each advance made pursuant to a Letter of Credit.

"LIC Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

"LIC Obligation" shall mean the duties and obligations of Lender and Bonowers, or any of them, under a Letter of Credit and the repayment of any L/C Advance or other related duty under this Agreement.

"Letter of Credit" shall mean those Letters of Credits issued by Lender for the benefit of, or at the request of, BoJTowers, or any of them, pursuant to Section 2.3.

"Letter of Credit Expiration Date" shall be seven (7) days prior to the Loan 2 Maturity Date, or, if such day is not a Business Day, the next preceding Business Day.

"Letter of Credit Request" shall mean the written application from Bonowers, or any of them, for the issuance of a Letter of Credit by Lender submitted pursuant to Section 2.3.

"Loan 1" shall mean the real estate term Joan established tor Original Borrower pursuant to Section 2.1. A.

"Loan 2" shall mean the revolving credit loan established for Borrowers pursuant  to Section 2.1. B.

"Loan 3" shall mean the tenn loan established for Borrowers pursuant to Section 2.1. C. "Loans"  shall  mean  Loan  1, Loan  2,  Loan  3  and  each  other  loan  governed  by  this
Agreement.  The term "Loan" may refer to any of the Loans, individually.

"Loan Documents" shall mean this Agreement, each Note, any and all Rate Management Agreements,  the  Security  Instruments,  and  all  the  other  documents,  agreements,  cettificates,

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation schedules, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with a Loan or the transactions contemplated by this Agreement.

"Loan 2 Credit Ceiling" is defined as the Loan 2 Commitment.

"Loan  2  Commitment"   shall   mean   the  sum   of  One  Million   and   00/100  Dollars ($1,000,000.00).

"Loan Fees" shall mean those fees set forth in Section 2.4.

"Maturity Date" as to Loan  1, shall mean February  28, 2018, as to Loan 2, shall mean November 26, 2015 and as to Loan 3, shall mean May 26, 2015.

"Mortgage"  shall  mean  that  certain  real  estate  mortgage  dated  February  26,  2013 encumbering the Real Estate Security.

"Note  1" shall  mean  the  Five  Hundred  Forty  Six  Thousand  and  00/100  Dollar ($546,000.00) note dated February 26, 2013.

"Note 2" shall mean the revolving credit note dated the Closing Date in the original principal sum ofOne Million and 00/100 Dollars ($1,000,000.00).

"Note 3" shall mean the tem1 note dated the Closing Date in the original principal sum of One Million and 00/l 00 Dollars ($1,000,000.00).

"Notes" shall mean Note  1, Note 2, Note 3, and each other note executed and delivered pursuant to this Agreement.  The term "Note" may refer to any of the Notes, individually.

"Operating Documents" shall mean as to any:

A.  corporation, its articles of incorporation and by-laws;

B. general partnership,  its partnership agreement;

C. limited partnership, its partnership agreement; and

D.	limited liability company, its articles of organization and operating agreement. "Permitted Encumbrances" means and includes:

A. liens for taxes, assessments or similar governmental  charges not in default or being contested in good faith (with all foreclosure or execution proceedings thereon effectively stayed);

B. the  liens  and  security  interests  in  favor  of  the  Lender  created  under  the  Loan Documents;

C.  as to the Real Estate Security, liens in favor of Lender and those matters reflected  in Schedule B  of the Title Policy;

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

D. As to the Personal Property, liens in favor of Lender and the subordinate lien in favor of the Prior Note Holders reflected in UCC-1 filing statement number 200509240176, as continued, filed with the Florida Secured Transactions Registry made express subordinate pursuant to the Subordination Agreement.

"Person" means any corporation, business entity, natural person, firm, joint venture, limited liability company, partnership, trust,  unincorporated  organization,  associatiOn, government, or any department or agency of any government, and shall include the singular and the plural.

"Personal Property" shall mean:

A. All fixtures of every nature whatsoever affixed to the Real Estate Security now or hereafter o-vvned by each Borrower used or intended to be used in connection with or with the operation of the Real Estate Security, including all extensions, additions,  improvements, betterments, renewals, substitutions, and replacements to any of the foregoing;

B. All of each Borrower's right, title interest and privileges arising under all contracts, permits and licenses entered into or obtained in connection with the operation of the Real Estate Security, including by way of example and not in limitation: all variances,  licenses  and franchises granted by municipal, county, state and federal Governmental Authorities, or any of their respective agencies;

C. All judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of any of the Real Estate Security or any portion thereof under the power of eminent domain or the threat of exercise thereof; any proceeds of any and all policies of insurance maintained with respect to the Real Estate Security, or proceeds of any sale, option or contract to sell the Real Estate Security or any portion thereof.

D.  Inventory:   Any and all of Borrowers'  goods held as inventory, whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Borrowers' business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrowers' business, along with all documents (including documents of title) covering such inventory;

D. All of Borrowers' other Goods, and all imbedded and non-imbedded software associated  therewith;

F. Any and all accounts, accounts receivable, receivables, contract rights, all rents, profits, book debts, checks, notes, drafts, instruments, chattel paper, acceptances,  choses  in action, any and all amounts due to Borrowers from a factor  or other forms of obligations and receivables now existing or hereafter arising out of the business of Borrowers, as well as any and all returned, refused and repossessed goods, the cash or non-cash proceeds resulting therefrom;

G. All patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending), and all documents, applications, operating  manuals, materials and other matters related thereto, all inventions, all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, computer programs, data bases, systems and software (including source and object codes), goodwill, chases

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation in action, and all other general intangibles of Borrowers, whether now owned or hereafter acquired, and all cash and non-cash proceeds thereof, and all chattel paper, documents and instruments relating to such intangibles;

H. All of Borrowers' right, title interest and privileges ansmg under all  contracts, permits and licenses entered into or obtained in connection with the operation of any of the Collateral and/or BotTowers' business as now or hereafter conducted, including by way of example and not in limitation: all variances, licenses and  franchises  granted  by  municipal, county, state and federal Governmental Authorities, or any of their respective agencies;

I. Any of each Borrower's licenses, permits, approvals, allocations, contract rights, trade and fictitious names and similar matters and documents obtained or to be obtained in the future which are necessary or appropriate for the operation and management any of the Collateral;

J. All judgments, awards of damages and settlements hereafter made by any Borrower resulting from condemnation proceeds or the taking any of the Collateral  or any portion thereof under the power of eminent domain or the threat of exercise thereof; any proceeds of any and all policies of insurance maintained with respect any to the Collateral or proceeds of any sale, option or contract to sell any of the Collateral or any pmtion thereof.

K.  All investment propetty of Borrowers;

L. All Deposit Accounts of Borrowers;

M.	All letter of credit rights of Borrowers;

N.	All proceeds of the foregoing ("Proceeds").

"Potential Default" shall mean an event that but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

"Principal Place of Business" shall mean the address for Borrowers set forth in Section 9.3.

"Prior Note Holders" shall mean those note holders listed on Exhibit B, attached hereto and made a part hereof.
"Prior Note Holder Indebtedness" shall mean those obligations of certain  Borrmvers to the Prior Note Holders as set forth on Exhibit C, attached hereto and made a part hereof.

"Prior Note Holder Indebtedness Permitted Payments" Without the prior written consent of Lender, and prior to a an Event of Default, the following payments  under  the  Prior Note Holders Indebtedness shall be a Prior Note Holder Indebtedness Permitted Payments under this Agreement: (i) all regularly scheduled payments of interest on the Prior Notes at the applicable non default rate set forth in the Prior Notes as in effect on the Closing Date, exclusive of default interest; (ii) all regularly scheduled installment payments of principal, other than any balloon  or final payment, on the Prior Notes as set forth in the Prior Notes as in effect on the Closing Date; (iii) the payment of the out-of-pocket costs of the Prior Note Holders for reasonable legal fees and expenses of counsel in connection with the preparation of the Subordination Agreement and any amendments to the Prior Note Holders agreements entered into on or about the Closing Date; (iv) the payment of other out-of-pocket costs and expenses of the Prior Note Holders or the Collateral

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Agent for reasonable costs and expenses in accordance with the agreements with the Collateral Agent and Prior Note Holders as defined as Subordinated Debt Agreements in the Subordination Agreement (Subordinated Debt Agreements"), other than those incurred in a Collection Action as defined in the Subordination Agreement ("Collection Action"); (v) the conversion of Prior Note Holder Indebtedness to equity securities issued strictly in accordance with the Subordinated Debt Agreements in effect as of the Effective Date and (vi) those payments permitted pursuant  to Section 6.8 of this Agreement. As a matter of further clarification, in no event shall any prepayment of principal of a Prior Note Holder Indebtedness be a Prior Note Holder Indebtedness Permitted Payment, nor shall any final payment  of any Prior Note Holder Indebtedness or any payment made by a Borrower under a Subordinated Guaranty  be deemed a Prior Note Holder Indebtedness Permitted  Payment.

"Rate Management Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement betvveen a BoiTower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confinning evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

"Rate Management Obligations" means any and all obligations of any Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, tenninations or assignments of any Rate Management Agreement.

"Real Estate Security" means the real estate described on Exhibit A.

"Requirements of Law" shall mean as to any Person, the Operating Documents of such Person, and any law, treaty, rule, or regulation, or a final and binding determination  of  an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Security Agreements" shall mean the security agreement dated February 26, 2013 between Original Borrowers and Lender and the security agreement dated the Closing Date providing for all Borrowers' pledge of the Personal Property to secure the Indebtedness.

"Security Instruments" shall mean the  Mortgage,  Collateral  Assignment  of  Rents, Security Agreements, all Uniform Commercial Code tiling statements associated therewith (each hereinafter called a "Filing Statement"), and any and all other documents evidencing a pledge of assets to secure the Indebtedness.

"Statement Date" shall mean the date of the Financial Statements.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

"Subordination Agreement" shall mean the agreement between Lender and the Prior Note Holders in which the Prior Note Holders subordinate all their security interest in the Personal Property to the lien of Lender under the Security Agreement dated the Closing Date.

"Subsidiary" shall mean any non-natural Person, more than fifty percent (50%) of the voting control of which is owned or controlled, directly or indirectly, by a Borrower.
"Swap Obligation" shall mean any Rate Management Obligation that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

"Title Policy" shall mean mortgagee title policy #50 11312-0 164409e. "Title Underwriter" shall mean First American Title Insurance Company.

"UCC" shall mean the Florida Uniform Commercial Code, Chapters 671 to 680, inclusive, as amended from time to time.

SECTION 1.3  Accounting  Terms  and  Special  Calculations.  All  accounting  terms used herein shall be construed in accordance with GAAP.

SECTION 1.4 Other Definitional Provisions. All of  the  terms  defined  in  this Agreement shall have such defined meanings when used in all the Loan Documents  unless the context shall otherwise require. All terms defined or used in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa. Terms defined in, or by reference to, the UCC, including Article Nine, to the extent not otherwise defined herein shall have the respective meanings given to them in the UCC, including A1iicle Nine, with  the exception of the word "document," unless the context clearly requires such meaning. The words "hereby", "hereto", "hereof', "herein", "hereunder" and words of  similar impOii  when  used  in this Agreement shall refer to this Agreement as a whole and not to any pmiicular provision of this Agreement. The use of "to", "until", "on", and words of similar impo1i in this Agreement, in indicating expiration, shall be interpreted to include the date mentioned. The neuter genders as used herein and whenever used shall include the masculine, feminine and neuter as well. Whenever in this Agreement any of the parties hereto is referred to, such reference  shall be deemed to include the permitted successors and assigns of such party unless the context shall expressly provide otherwise. Unless otherwise specified, all references  herein  to times of day shall be references to Eastern Time (daylight or standard, as applicable).

SECTION 1.5 Interest Calculations.

A. Interest on Loan I shall, until an Event of Default or maturity, accrue interest at the LIBOR Rate plus 3.0%. Interest on Loan 2 shall, until an Event of Default or maturity, accrue interest at the LIBOR Rate plus 3.250%. Interest on Loan 3 shall, until an Event of Default or maturity, accrue interest at the LIBOR Rate plus 4.750%.

B. Any interest due on the Indebtedness under the provisions of this Agreement shall be calculated on the outstanding principal balance for the actual number of days which have elapsed in an interest period, on the basis of 360/365actual days and shall accrue from the date any advance is made pursuant to any Note or this Agreement or any other Loan Document. The interest due on any date for payment  of interest  hereunder  shall  be that  interest,  to the extent

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation accrued, as of midnight on the last calendar day immediately prior to the interest payment date.
C. Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may be collected by Lender hereunder shall never exceed the maximum lawful interest  rate permitted by such law from time to time. Lender and Borrowers intend and agree that under no circumstances shall BoiTowers be required to pay interest on any Loan or on any other Indebtedness at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by Lender in excess of that rate, Borrowers shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Indebtedness (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to any BoiTower by Lender.

ARTICLE II
AMOUNT AND TERMS OF THE LOANS

SECTION 2.1 Loans.

A. Loan 1. Lender made Loan 1 to Original Borrower in the amount of Five Hundred Forty Six Thousand and 00/100 Dollars ($546,000.00) which has been fully disbursed and which Borrowers agree is free of all offsets and defenses.

B. Loan 2. Lender agrees, upon the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties made under this Agreement, to make Loan 2 available to Borrowers and allow Borrowers during the Advance Term to borrow, repay and re borrow from Lender in an amount up to, but not exceeding, the Loan 2 Credit Ceiling.

i. The proceeds of Loan 2 shall be utilized: (a) for working capital, (b) supporting letters of credit, (c) Prior Note Holder Indebtedness Permitted Payments  of  Subordinated  Debt when due (exclusive of any Proposed Balloon I Prepayment), and (d) for such other uses as Lender may consent in writing.

ii. So long as no Event of Default has occurred and remains uncured, Lender agrees to make advances to such Borrowers as may be designated by Original Borrower under Loan 2, from time to time, upon written request from an Authorized Officer of Original Borrower during the Advance Term and in accordance with the terms hereof; provided, however, that at no time shall the total aggregate amount of Advances outstanding and total aggregate amount of all outstanding letters of credit suppmied by Note 1 exceed The Loan 2 Credit Ceiling.

iii.	Each advance shall be in a minimum amount of $1,000.00 and multiples thereof.

iv. Advances under Loan 2 shall be paid by credit to an advance account with Lender. Lender shall give written confinnation of deposit at the Principal Place of Business. Borrower shall deliver cetiified copies of corporate resolutions  evidencing  those Authorized Officers authorized to make Advance requests under Loan 2 from time to time. Lender shall be entitled to rely on any Advance request that Lender reasonably believes to be executed by a person authorized under resolutions furnished to Lender by Original Borrovver.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

v. Lender shall not be responsible for any damages to any Obligor resulting from anticipation of funding of an Advance under Loan 2 before such advance is actually funded by Lender.
C. Loan 3. Lender agrees, upon the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties made under this Agreement to loan to Borrowers, the amount of One Million and 00/l 00 ($1,000,000.00) Dollars. At Closing, Lender shall disburse the entire Loan 3 proceeds for the tollowing purposes and no other:

1. Reduction of the Prior Note Holder indebtedness for the Alpha Primary Note listed on Exhibit D;

2. The balance thereof to be used for working capital of the Borrowers.

SECTION 2.2 Payments and Administration of the Loan.

A. All payments made on account of the Indebtedness shall be made by Borrowers, without setoff or counterclaim, in lawful money of the United States in immediately available funds, free and clear of and without deduction for any taxes, fees, or other charges of any nature whatsoever imposed by any taxing authority. Any payments must be received by the Lender by 2:00 P.M. (herein the Close of Business), on the day of payment, it being expressly agreed and understood that if a payment is received after the Close of Business by Lender, such payment will be considered to have been made by Borrowers on the next succeeding Business Day, and interest thereon shall be payable by Borrowers at the applicable rate set forth herein during such extension. All payments on account of the Indebtedness shall be made to Lender, to the extent of funds available, by auto debit of a designated account with Lender (herein a "Designated Account"). If any payment required to be made by Borrowers  hereunder  becomes  due  and payable on a day other than a Business Day, the Due Date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All payments made in connection with the Loans shall be applied first to Costs, then to application on any scheduled payments of principal and/or interest then due, and if none, then to accrued interest to the date of payment, then to application of principal on the Loans in such order as Lender may determine.
B. Borrowers hereby authorize Lender to automatically deduct from the Designated Account the amount of the applicable Loan payment.  If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. In the event  Borrowers terminate the automatic payment arrangements under this Agreement, the interest rate on all Notes shall increase by 2.0%.

C. Notwithstanding any provision to the contraty in any Loan Document, if at any time the outstanding Advances plus amounts of Letters of Credit issued pursuant to this Agreement exceed the Loan 2 Credit Ceiling, BotTowers shall immediately repay such amounts as are necessaty to reduce the aggregate outstanding principal balance of the Loan 2 to an amount such that the total principal balance of all Advances and all outstanding Letters  of Credit shall not exceed the Loan 2 Credit Ceiling.

D. Borrowers shall reduce the principal balance of Loan 2 to (-0-) zero for thitty (30) consecutive days during each annual period of Loan 2.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 2.3 Letters of Credit

A. So long as no Event of Default exists and remains uncured, subject to the terms and conditions set forth herein, Lender agrees, in reliance upon the representation and warranties of Obligors: (i) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date,  to issue Letters of Credit for the benefit of or on account of BoiTowers or any of them as designated by an Authorized Officer of Original Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection B (2) below; and (ii) to honor drafts under the Letters of Credit. Notwithstanding the foregoing, Lender shall not be obligated to make any LIC Credit Extension with respect to any Letter of Credit if as of the date of such LIC Credit Extension: the (i) aggregate amount of all other outstanding Letters of Credit at the proposed issuance date and (ii) all outstanding Advances under the Loan 2, exceed the Loan 2 Credit Ceiling. Within the foregoing limits and subject to the terms and conditions hereof, BoJTowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrowers may, subject to the Loan 2 Credit Ceiling, during the Advance Term, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

B. The issuance by Lender of each Letter of Credit shall, in addition to the conditions precedent set forth elsewhere in this Agreement, be subject to the conditions that such Letter of Credit shall be in such form, contain such terms, and support such transactions or obligations as shall be reasonably satisfactory to Lender, consistent with  Lender's then current practices,  fees, charges and procedures with respect to similar letters of credit. All Letters of Credit shall comply with the following requirements:

1. The Letter of Credit Commitments.

(a) Lender shall be under no obligation to issue any Letter of Credit if:

i. Any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Lender from issuing such Letter of Credit, or any Governmental Regulation applicable to Lender or any request or  directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or request that Lender refi·ain from, the issuance of letters of credit generally or such Letter of Credit in pmticular or shall impose upon Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which Lender in good faith deems material to it;

ii. Subject to the provisions of 2.3 B 2(c)(iii) below, the expiry date of such requested Letter of Credit vmuld occur more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit, unless Lender so approves such expiry date in writing;

iii. The expiry date of such requested Letter of Credit would occur after the Loan 2 Maturity Date, unless Lender so approves such expily date in writing; or

iv. The issuance of such Letter of Credit would violate one or more policies of Lender.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

(b) Lender shall be under no obligation to amend any Letter of Credit if: (i) Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (ii) the  beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

2.  Procedures for Issuance and Amendment of Letters of Credit:
(a) Each Letter of Credit shall be issued or amended,  as the case may be, upon the request of an Authorized Officer of Original BorTower delivered to Lender in the form of a Letter of Credit application, appropriately completed and signed by an Authorized Officer of Borrower. Such Letter of Credit application must be received by Lender not later than II :00 a.m. at least two (2) Business Days (or such later date and time as Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter  of  Credit application shall specify in form and detail satisfactory to Lender: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the proposed expiry date thereof (subject to the limitations set forth in 2.3 B 1, above); (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any ce1iificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other  matters  as  Lender  may require. In the case of a request for an amendment of any outstanding  Letter of Credit, such Letter of Credit application shall specify in form and detail satisfactory to Lender (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as Lender may require.

(b) After receipt of any Letter of Credit application then upon Lender's determination that the requested letter or amendment is so permitted, then, subject to the terms and conditions hereof, Lender shall, on the requested date, issue a Letter of Credit tor the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance its usual and customary business practices.

(c) If requested in any applicable Letter of Credit application, Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Ct·edit must permit Lender to prevent any such renewal at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve (12) month period to be agreed  upon at the time such Letter of Credit is issued. Unless otherwise directed by Lender, BoJTowers shall not be required to make a specific request to Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, Lender may permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that Lender shall not permit any such renewal if (i) Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) the Loan 2 Ceiling has been exceeded; (iii) there exists an Event of Default; or (iv) it has received notice (which may be by  telephone  or in writing) on or before the day that is two (2) Business Days before the Nonrenewal Notice Date from Borrowers that one or more of the applicable conditions specified in Agreement is not then satisfied.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

3. Drawings and Reimbursements;  Funding of Participations.
(a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit (an "L!C/ Advance"), Lender shall notify Borrower thereof. Not later than 11:00 a.m. on the date of any payment by Lender under a Letter of Credit (each such date, an "Honor Date"), Borrowers, jointly and severally, shall reimburse Lender in an amount equal to the LIC/ Advance. If Borrowers fail to so reimburse Lender by such time, Borrower shall be deemed to have requested an Advance under Loan 2, disbursed on the Honor Date in an amount equal to LIC Advance, without regard to any draw requirements under this Agreement for Loan 2, but subject to the amount of the unutilized portion of the Loan 2 Credit Ceiling. Any notice given by Lender pursuant to this subparagraph (3)(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b) With respect to any amount of an L/C Advance that is not fully reimbursed or refinanced by an Advance under Loan 2 ("Unreimbursed Amount") because the conditions set f01th in this Agreement cannot be satisfied or for any other reason, the amount of the Unreimbursed Amount shall be immediately due and payable without demand (together with interest) and shall bear interest at the Default Rate.

(c) No making of an LIC Advance shall relieve or otherwise impair the obligation of Borrowers to reimburse Lender for the amount of any payment made by Lender under any Letter of Credit, together with interest as provided herein.

4. Obligations Absolute. The obligation of Borrowers to reimburse Lender for each LIC Advance under each Leiter of Credit and to repay each L/C Advance shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a) Any lack of validity or enforceability ofthis Agreement or any of the other Loan Documents;

(b) Any amendment or waiver of or any consent to departure from the terms of any Letter of Credit;

(c) The existence of any claim, setoff, defense, or other right which Borrowers, or any of them, or any other Person may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for \Vhom any such beneficiary or any such transferee may be acting); or

(d) Any allegation that any demand, statement or any  other  document  presented under any Letter of Credit is forged, fraudulent, invalid, or insufficient in any respect, excepting those instances of Lender's gross negligence or willful misconduct where the forgery, fraudulent nature, invalidity or insufficiency is evident from the face of the presentation; or

(e) Any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling, or format of the drafts or any statements presented in connection with any LIC Advance.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

(f) Any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

(g) Any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

(h) Any breach of contract or other dispute between any Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting) or any other person or entity; or

(i) Any delay, extension of time, renewal, compromise, or other indulgence or modification granted or agreed to by Lender, with or without notice to or approval by Borrowers in respect of the Indebtedness hereunder.

Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrowers' instructions or other irregularity, Borrowers will immediately notify Lender. Borrowers shall be conclusively deemed to have waived any such claim against Lender and its correspondents unless such notice is given as aforesaid.

Borrowers agree that Lender may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in Bankruptcy, debtor in  possession, assignee for the benefit of creditors, liquidator,  receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

5. Borrowers agree that, in paying any drawing under a Letter ofCt·edit, Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascettain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Lender shall not be liable for (a) any action taken or omitted in the absence of gross negligence or willful misconduct; or (b) the due execution, effectiveness,  validity  or enforceability of any document or instrument  related to any Letter of Credit or Letter of Credit application. Borrowers hereby assume all risks  of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrowers from pursuing such rights and remedies as they may have  against the beneficimy or transferee at law or under any other agreement and without limiting the generality of any other provision hereof, Borrowers hereby indemnify and hold harmless Lender from and against any and all claims and damages, losses, liabilities, Costs, or expenses which Lender may incur (or which may be claimed against Lender) by any Person by reason of, or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit.  This indemnity shall survive the termination of this Agreement.

6. Cash Collateral. Upon the request of Lender, (a) if Lender has honored any full or pattial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advances, or (b) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and pmtially or wholly undrawn, Borrowers shall  immediately Cash Collateralize the  then outstanding amount of all LIC Obligations (in an amount  equal to such outstanding  amount determined  as of the date of such Advance to fund an LIC drawing or the

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with Lender, as collateral for the LIC Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Lender. Borrowers hereby grant to Lender, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of  the foregoing. Cash Collateral shall be  maintained  in blocked, non-interest bearing deposit accounts with Lender

7. Applicability of ISP98 and UCP. Unless otherwise expressly agreed by Lender and Borrowers when a Letter of Credit is issued [(including any such agreement applicable to an Existing Letter of Credit)], (a) the rules of the "International Standby Practices  1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including  the  ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

8. Letter of Credit Fees. Borrowers shall pay to Lender a Letter of Credit fee for each commercial Letter of Credit in accordance with this Agreement and any Letter of Credit application.

9. Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit application, the terms of the Letter of Credit application  shall control.

SECTION 2.4 Fees and Costs. Original Borrower previously paid Lender a  loan commitment fee of $2,730.00 for Loan I. In consideration of Lender making Loan 2  to Borrowers, Borrowers agree to pay Lender a loan fee of $5,000.00 which shall be due Lender at the Closing of Loan 2. In consideration of Lender making Loan 3 to Borrowers, Borrowers agree to pay Lender a loan fee of $5,000.00 which shall be due Lender at the Closing of Loan 3. In addition to the foregoing fees, Borrowers shall pay Lender note fees of $800.00 at Closing. Borrowers shall further pay all expenses, taxes and fees incurred in connection with the documentation, underwriting and Closing of Loan 1 and this Agreement,  including,  but  not limited to, Lender's attorney's fees, recording fees, lien search fees, appraisal fees, and other reasonable fees and expenses as may be required.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 2.4 Collateral Borrowers

A. To secure the payment, observance and performance of the Loans, Borrowers have granted and shall grant Lender Security Interests in and upon the Collateral to achieve the following requirements:

1. As collateral for a Loan 1, a first priority perfected lien on the Real Estate Security and improvements thereon. In connection with the execution and delivery of the Mortgage, Original Borrower delivered a Title Insurance Policy insuring that the Real Estate Security was owned by Original Borrower free and clear of all liens and encumbrances other than the Permitted Encumbrances and ensuring the lien of the M01tgage as a first M01tgage lien in the amount of Five Hundred Forty Six Thousand and 00/100 ($546,000.00) Dollars. Original Borrower further grants Lender a security interest in that p01tion of Personal Property used in or associated with the Real Estate Security, including a Collateral Assignment of Rents.

2. As collateral for Loan 2 and Loan 3, a first priority perfected security interest in all Personal Property of Borrowers. In connection with this security interest pledged in the Personal Propetiy, Borrowers shall execute and deliver to Lender a new Security Agreement and authorize the filing of such Financing Statements, as required by Lender, to be recorded in the Public Records of Lee County and with the Secured Transaction Registry for the State of Florida, as Lender deems appropriate. Borrowers shall further secure the execution of a subordination agreement by the Prior Note Holders and their designated collateral agent under the security agreements ("Collateral Agent") executed by certain Borrowers in favor of the Prior Note Holders. The subordination  agreement shall provide for the Lender's prior lien position over all rights ofthe Prior Note Holders in any ofthe Personal  Property  ofBorrowers.

B. The Collateral shall secure all other Indebtedness, whether primary,  secondary, direct, contingent, joint or several of Borrowers to Lender now in existence, and shall also secure any and all such future notes and other loans as may be made at the option of Lender to any Borrower as  well as all obligations incurred by any Borrower under any Rate Management Agreement or any other agreement between any Borrower and Lender or any Lender affiliate now existing or hereafter entered into.
ARTICLE III
CONDITIONS OF LENDING

Lender's obligation to make and fund Loan 2 and Loan 3 is expressly conditioned on compliance with the following conditions precedent:

SECTION 3.1 Opinion Letter. Borrowers shall secure an opinion of counsel for Bon·owers, which shall be reasonably acceptable to Lender and its counsel and shall contain at least the following opinions:

A. Each Borrower is: (i) duly organized, validly existing and of active status under the laws of the state of its incorporation; (ii) has all requisite power and authority to  own  its properties and assets and to carry on its business as 110\V conducted and proposed to be conducted;
(iii) is duly qualified to do business and is in good  standing in every jurisdiction  in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessmy; and (iv) has the power and authority to execute and  deliver,  and  to perform its obligations under the Loan Documents.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

B. Each Borrower has duly authorized the borrowing hereunder and the execution of the Loan Documents; and such action will not: (a) violate: (I) to the best of such counsel's knowledge and after consultation with each Borrower, any material provision of law applicable to such Borrower, any Government Regulation applicable to such Borrower, any order, writ, judgment, decree, determination or award of any court, arbitrator or Govemment Authority to which such Borrower is subject; (2) the Operating Documents of any Borrower; or (3) to the best of such counsel's knowledge and after consultation with each Borrower, any provision of any indenture, agreement or other instrument to which each Borrower is a party or by which it or any of its properties or assets are bound; (b) to  the best of such counsel's knowledge and after consultation with each Borrower, be in material conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument; or (c) to the best of such counsel's knowledge and after consultation with each Borrower, result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Borrower other than the Permitted Encumbrances.

C. That each Borrower has the unrestricted right and capacity to execute and deliver each of the Loan Documents and that to the best of such counsel's knowledge and after consultation with each Borrower, none has executed any documents of any kind, including any prior loan documents, which would prohibit the execution and delivery of the Loan Documents.

D. The Loan Documents have been duly executed and delivered by each Borrower and are the legal, binding, valid and enforceable obligations of each  Borrower  in accordance with their respective terms, except as the enforcement of them may be limited by bankruptcy, insolvency, moratorium and other applicable debtor relief laws and such other qualifications as are acceptable to Lender.

SECTION 3.2 Entity Documents. A cettificate from the Secretary of State of each Borrowers state of incorporation, or other evidence satisfactory to Lender and its counsel, demonstrating that each Borrower is in good standing under the laws of its state of incorporation and has the authority to conduct business in the state of Florida, and a certificate duly executed by an Authorized Officer of each Borrower:

A.  Stating that all filing fees are current;

B.  Stating that no proceeding  for the dissolution  or liquidation of such Borrower is in effect;

C. Containing a true and correct extract of a resolution which has been duly adopted by such Bon-ower's Governing Body and remains in full force and effect specifically authorizing such BotTower to incur the Indebtedness and authorizing the Authorized Officer or Officers to execute and deliver documents on behalf of and to bind such Bon·ower;

D. Containing true and correct copies of each Borrower's Operating Documents.

SECTION 3.3 Insurance.    Borrowers shall deliver the following policies of insurance:

A. Public or general liability insurance in the minimum amount of $1,000,000.00 aggregate annual single limits.

B.  The insurance policies required under Section 5.7 of this Agreement.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

C. As to all the policies listed in paragraphs A and B, herein, Lender must be named as an additional insured as its interest shall appear, and Lender shall be entitled to receive thirty (30) days advance written notice of cancellation or material change of such policies. Borrowers shall furnish: (a) an original of the applicable policy; (b) a certified true copy ofthe applicable policy; or (c) a certificate evidencing the applicable policy, to Lender prior to Closing. All insurance policies shall be maintained in good standing so long as any of the Indebtedness is outstanding. All insurance companies furnishing the coverage must be acceptable to Lender, qualified to do business in the state of Florida and carry an A.M. Best's Company insurance financial strength rating of not less than A.

SECTION 3.4 No Default. At Closing, Borrowers shall be in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and no Event of Default or Potential Default shall have occurred and be continuing at such time.

SECTION 3.5 Loan Documents. Borrowers shall have executed and delivered or caused to be executed and delivered to Lender, all the Loan Documents, including the Subordination Agreement with full execution by all of the Prior Note Holders and the Collateral Agent in form and substance satisfactory to Lender and all of the Loan Documents shall be in full force and effect.

SECTION 3.6 Closing Costs  and  Additional  Documentation.  All  costs  of  Closing shall have been paid and Lender shall have received such other documentation as Lender may reasonably  require.

ARTICLE IV
REPRESENTATIONS  AND WARRANTIES

Borrowers represent and warrant (which representations and warranties shall survive the execution and delivety of the Loan Documents) to Lender that:

SECTION 4.1 Organization, Powers, Etc. Each Borrower:

A. other than Food New Media Group, Inc., a New York corporation ("FNMG") at the time of Closing, is duly organized, validly existing and of active status under the laws of the state of its incorporation and is authorized to do business in the State of Florida;

B. has all requisite power and authority to own its propetiies and assets and to carry on its business as now conducted and proposed to be conducted

C. is duly qualified to do business and is in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary; and

D. has the power  and authority to execute and deliver, and to perform its obligations under the Loan Documents.

SECTION 4.2  Authodzation  for Loans.  The execution,  delivety  and  performance  of the Loan Documents by each Borrower:

A.  has been duly authorized by all requisite Governing Body action; and

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

B. will not: (i) violate (a) any material provision of law applicable to such Borrower, any Government Regulation applicable to such Borrower, any order, writ, judgment, decree, determination or award of any court, arbitrator or Government Authority to which such Borrower is subject; (b) the Operating Documents of such Borrower; or (c) any provision of any indenture, agreement or other instrument to which such Borrower is a party or by which it or any of its properties or assets are bound; (ii) be in material conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument; or (iii) result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon  any of the prope1ties or assets of such Borrower other than the Permitted Encumbrances.

SECTION 4.3 Binding Effect. This Agreement is, and each Note, and the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as enforceability may be limited by any applicable bankruptcy, insolvency,  reorganization, moratorium or similar laws affecting the enforceability of creditors' rights.

SECTION 4.4 Tax Payments. All federal and state tax  returns  and  reports  of Borrowers required to be filed have been filed, and all taxes, assessments, fees and other charges by any Government Authority upon Borrowers, or upon any Borrower's properties, assets, including the Collateral, and all incomes or franchises (other than FNMG at the time of Closing), which are due and payable in accordance with such returns and reports, have been paid, other than those presently: (a) payable without penalty or interest; or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of any Borrower. The charges, accruals, and reserves on the books of each Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate in all material respects for each Borrower, and no Borrower knows of any other unpaid assessment for additional federal, state or local taxes for any such fiscal period or of any basis therefore.

SECTION 4.5  Agreemcnts.

A. No Borrower is a party to any agreement, indenture, lease or instrument or subject to any charter or other organizational or entity governance restriction or any judgment, order, writ, injunction, decree, rule or regulation which is reasonably likely to materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of any Borrower.

B. No Borrower is a patty to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of any Borrower, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of the Indebtedness evidenced by each Note.

C. No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a pa1ty where the effect of such default is reasonably likely to materially and adversely affect the business, properties, assets or condition (financial or otherwise) of any Borrower.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 4.6 Financial Statements.

A. Borrowers have submitted a consolidated financial statement which accurately represents the consolidated financial condition of Borrowers as of the elate thereof.

B. Since the Statement Date there has been no material undisclosed adverse change in the actual or anticipated assets, liabilities, financial condition, business, operations, affairs or prospects (financial or otherwise) of any Borrower from that set forth or reflected in the Financial Statement.

SECTION 4.7 Litigation, Etc. Except as disclosed  in the Financial  Statement, there are no undisclosed actions, contingent liabilities, proceedings or investigations pending or, to the knowledge of Borrower, threatened, against any Borrower or affecting any Borrower or any Subsidiary of any Borrower, (or any basis therefore known to any Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of any Borrower or in any BotTower's  properties and assets, or in any material impairment of the right or ability of any Borrower to carry on operations as now conducted or proposed to be conducted, or in any material liability on the part of any Borrower, and none which questions the validity of this Agreement, each Note or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

SECTION 4.8 Violation of Judicial or Governmental Orders, Laws, Ordinances or Regulations. No Borrower has any  notice of any violation of any court order or  of any  law, Governmental Regulation, ordinance, rule, order, code, or requirement of any Governmental Authority having jurisdiction over any Borrower that may materially affect the business and operation of any Borrower.

SECTION 4.9 Title to Assets. Each Borrower has good and marketable  title to the assets reflected in its Financial Statement, free and clear of all liens, mortgages, pledges, security interests, charges, title retention agreements, or other encumbrances of any kind, except as set fmth in the Financial Statement. As of the Closing Date, each Borrower enjoys lawful, peaceful and undisturbed possession in all material respects to all permits, licenses, trade names, all trade marks, services marks and patents used or whose use is contemplated in and is material to the operation of the business of such Borrower.

SECTION 4.10 Regulation U. No  Borrower  is  engaged  and  will  not  engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U published by the Board of Governors of the Federal  Reserve System.  No part of the proceeds of any Loan will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose that violates, or that would be inconsistent with, the provisions of Regulation U published by the Board of Governors of the Federal Reserve System.

SECTION 4.11 No Outstanding Debt. No Borrower has any outstanding Debt material to any Borrower, except for: (i) the Loans; (ii) liabilities shown on the consolidated Financial Statement; and (iii) other obligations in the nature of trade payables incurred by Borrowers in the ordinary course of business.

SECTION 4.12  Solvency.  As ofthe Closing Date, each Borrower is solvent.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION  4.13  Investment  Companies  Act.   No  Borrower  is  an  "investment company" or a company "controlled" by, or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, 15 USC §80 et seq., as amended). The making of each Loan by Lender, the application of the proceeds and repayment thereof by each Bonower and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

SECTION 4.14  Racketeer  Influenced  and  Corrupt  Organizations  Act. No  Borrower has ever been and is not now engaged, and will not knowingly engage, directly or indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the quoted terms or phrases is defined or used by the Racketeer Influenced and  Corrupt Organization(s) Act of either the United States or the State of Florida, Title 18, United States Code, Section 1961 et. seg., and Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts").

SECTION 4.15 ERISA Requirement. No Borrower has  incurred  any  material accumulated funding deficiency within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by any Borrower or by any person under common control with any Borrower (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 400 1 (b) of ERISA) , or in which employees of any of them are entitled to participate. No Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is continuing.

SECTION 4.16 Fair  Labor  Standards  Act.  Each  Borrower  has  complied  with,  and will continue to comply with, in all material respects, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended from time to time  (the  "FLSA"), including specifically, but without limitation, 29 U.S.C. Section 215(a). This representation and warranty, shall constitute written assurance from each Borrower, given as of the date hereof and as of the date of any reconfirmation, that each Borrower has complied, in all material respects, with the requirements of the FLSA, in general, and 29 U.S.C. Section 215(a)(l) thereof, in particular.

SECTION 4.17 Occupational  Safety Hazards Act.  Each Borrower  has complied  with, and will continue to comply with, in all material respects, the provisions of the Occupational Safety Hazards Act, 29 USC §651 et. seq. as amended from time to time ("OSHA"), including compliance with any Asbestos or Radon survey, notice or monitoring or abatement requirements.

SECTION 4.18 Securities And Exchange Commission Compliance. Borrower has complied with, and will continue to comply with,  all material Federal Securities laws and  all rules, regulations, and orders of the Securities and Exchange Commission, as amended from time to time.

SECTION 4.19 Regulatory Compliance. Each Borrower has in the past complied with and is presently complying in all material respects with all other laws and Governmental Regulations applicable to Borrower's business.

SECTION 4.20 Usury. The amounts to be received by Lender which are or which may be deemed to be interest under any of the Loan Documents or otherwise in connection with the

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation transactions described herein constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transaction contemplated by this Agreement is or will be usurious.

SECTION 4.21 Setoffs. No Borrower has, as of the date hereof, any defenses, counterclaims, or setoffs with respect to any sums outstanding under any Loan,  or under  any other loan or other agreement between any Borrower and Lender.

SECTION  4.22  Disclosure  and  No  Representation,  Warranty  or Document  Untrue. No representation or wananty made by any Borrower contained herein, the Loan Documents, or in any certificate or other document furnished or to be furnished  by  any  Borrower  pursuant hereto, or which will be made by any Borrower from time to time in connection with the Loan Documents:

A.  contains or will contain any material misrepresentation  or untrue statement of fact, or
B. omits or will omit to state any material fact necessary to make the statements therein not misleading, unless otherwise disclosed in writing to Lender.

There is no fact known to any BorrO\ver which materially and adversely affects, or which is reasonably likely in the future to materially and adversely affect, the business, assets, properties or condition, financial or otherwise, of any Borrower, except as set forth or reflected in the Loan Documents or otherwise disclosed in writing to Lender.

SECTION 4.23 Licenses, etc. Each Borrower has obtained  any  and  all  licenses, permits, franchises, govemmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

SECTION 4.24 Rate  Management  Agreements.  Each  Borrower  represents,  warrants and covenants that while any Rate Management Agreement shall at any time be in effect,

A. Each Borrower has received and examined copies of each such Rate Management Agreement;

B.	Each Borrower will benefit fi·om each such Rate Management Agreement; and

C. Lender has no duty to determine whether any Rate Management Agreement, or any other transaction relating to or arising under any Rate Management Agreement, will be or has been entered into for purposes of hedging interest  rate, currency exchange rate, or other risks arising in its businesses or affairs and not for purposes of speculation, or is otherwise inappropriate.

SECTION 4.25  Environmental.  Each  Borrower  covenants, warrants and represents:

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

A. That no Hazardous Materials have been or shall be discarded, dispersed, released, stored, treated, generated, disposed of, at the Real Estate Security or any other Place of Business, except as permitted by applicable law and regulation.

B. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to its knowledge, threatened against any BmTO\ver relating in any way to any Hazardous Materials or the violation of any Government Regulation relating thereto.

C. In the event that any Hazardous Materials, are ever discarded, dispersed, released, stored, treated, generated, or disposed of at the Real Estate Security or any other  Place  of Business, Borrowers will obtain all permits, licenses and other authorizations which are required under federal, state, local and foreign laws relating to pollution or protection of the environment or disposal of such wastes, including Jaws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

SECTION 4.26 Subsidiaries and Partnerships. No Borrower has  any  subsidiaries except as set forth in its Financial Statement.

SECTION 4.27 Survival. All of the representations and wananties set forth in this Agreement shall survive until all Indebtedness is satisfied in full.

ARTICLE V
AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that, from the date of this Agreement until payment in full of all Indebtedness and termination of all present or future credit facilities established hereunder, unless Lender shall otherwise consent in writing which consent will not  be unreasonably withheld, each Borrower will fully comply with the following provisions:

SECTION 5.1 Financial Reports and Othet· Data. Borrowers shall deliver or cause to be delivered to Lender the following financial information:

A. Annually, Borrowers shall provide Lender with consolidated cettified public accountant prepared audited financial statement within  120 days of fiscal year end.

B. Quarter-annually, Borrowers shall provide Lender with a consolidated internally prepared financial statement within 45 days of each calendar quatter annual period end.

C. Quarter annually, Borrowers shall provide Lender with an accounts receivable aging report, accounts payable aging repmt, and detailed inventory reports, within 45 days of each calendar quarter annual period end.

D. Upon written request by Lender, BmTowers shall deliver to Lender any additional financial infonnation with fifteen (15) days of request.

E. Lender is hereby authorized to deliver a copy of any financial statements or any other information relating to the business, operations, or financial condition of Borrowers which may be furnished to it or come to its attention pursuant to the Loan Documents or otherwise, to any participating  lender, regulatory body or agency having jurisdiction  over Lender or to any Person

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation which shall, or shall have the right or obligation to, succeed to all or any part of Lender's interest in the Loan Documents.

SECTION  5.2 Payment  of  Indebtedness  to  Lender;  Performance   of  Other Covenants; Payment of Other Obligations.
A.	Borrowers will make full and timely payment of the principal and interest on each Note;

B. Borrowers will duly comply with all the terms and covenants contained in the Loan Documents; and

C. Borrowers will make full and timely payment of all other Indebtedness of Borrowers to Lender, whether now existing or hereafter arising.

SECTION 5.3 Maintenance of Property. Borrowers will maintain their properties, including the Collateral, in good order and repair, normal wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, additions,  and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

SECTION 5.4 Right of Inspection; Discussions. Borrowers will permit any person designated by Lender, at Lender's expense, during normal business hours, and upon reasonable notice, to visit and  inspect any of the properties, books, records, papers, and financial repmis of Borrowers, including the making of any copies thereof and abstracts therefrom, and to discuss each BotTower's affairs, finances, and accounts with such Bon·ower's agents, all at such reasonable times and as often as Lender may reasonably request.

SECTION 5.5  Notices. Borrowers will promptly give written notice to Lender of:

A. The occurrence of any Event of Default or Potential Default hereunder or under any other obligation of any Borrower to which this Agreement refers, in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that Borrowers propose to take with respect thereto;

B. The occurrence of any material casualty to any material facility or property of any Borrower, or any force majeure (including, without limitation, any strike or other labor disturbance) materially affecting the operation or value of any  such facility or property (specifying whether or not such casualty or force majeure is covered by insurance);

C. The commencement or incurrence of, or any material  change in, the nature or status of any actual or potential litigation  or any contingent liability in excess of $100,000.00, or any actual or potential dispute or proceeding, whether direct or contingent, that may involve a claim for damages, injunctive relief, enforcement, or other relief pending, being instituted, or threatened by, against or involving any Borrower, or any attachment, levy, execution or other process being instituted by or against any assets of any Borrower, which might impair the conduct of any Borrower's business, or might affect financially, or otherwise,  any  Borrower's  business, operations, assets, properties, prospects, or condition in excess of $100,000.00; and

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

D. All notices of defaults or matters which will or become defaults upon the expiration of applicable grace periods under any other agreement, contract, or lease with a third party, which any Borrower receives from time to time.

SECTION 5.6 Payment of Taxes and Liens.  Borrowers will promptly pay, or cause to be paid, all taxes, assessments and other governmental charges which may lawfully be levied or assessed:

A. Upon the income or profits of Borrowers;

B. Upon any fee simple owned real property and all material leases and material personal property, belonging to each Borrower, or upon any part thereof; or

C. By reason of any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against the propetiy of any Borrowers.

Provided, however, no Borrower shall be required to pay any such  tax,  assessment, charge, levy, or claim so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrowers shall have set aside on their books adequate reserves with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same and the failure to promptly thereafter bond off such lien within 30 days after the filing thereof.

SECTION 5.7  Insurance of Properties.  Borrowers will keep the Collateral  insured  at all times by insurance companies reasonably acceptable to Lender against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated (including without limitation, insurance for fire, windstorm, flood, and other hazards, insurance against liability on account of damage to persons or propetiy, business interruption insurance, and insurance under all applicable workman's compensation laws) and to the same extent thereto and carry such other types and amounts of insurance as usually carried by Persons engaged  in the same or a similar business similarly situated, and upon request deliver to Lender a certificate from the insurer setting forth the nature of the risks covered by  such insurance, the amount carried with respect to each risk, and the name of the insured. Lender shall be named as an additional insured on all such policies. The obligations of Borrowers to provide insurance coverage may be further amplified under the terms and conditions of the Security Instruments.

SECTION 5.8 Application of Insurance and  other Proceeds. Borrowers shall comply with the requirements of the Security Instruments and Lender shall be entitled to exercise all of its rights to insurance proceeds, condemnation awards and other proceeds f1·om the Personal Property as provided in the Security Instruments.

SECTION 5.9 True Books. Borrowers will keep proper and true books of record and account, reasonably satisfactory to Lender, in which full, true, and correct entries, in all material respects, will be made of each Borrower's dealings and transactions, and establish on each Borrower's books reasonable reserves, with respect to all taxes, assessments, charges, levies and claims, and with respect to each Borrower's business in general, and will include such reserves in any interim as well as year-end financial statements.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 5.10 Observance of Laws. Borrowers will timely file all applicable Federal and State income and personal property tax returns and timely remit the tax shown due thereunder or subsequently assessed to any Borrower. Each Borrower will conform to and duly observe all material laws, regulations, and other valid requirements of any Governmental Authority with respect to the conduct of its business and operations, except where  the  effect  of  any nonobservance would not have a material adverse effect on the business and operations of such Borrower.

SECTION 5.11 Maintenance of Legal Existence, Compliance with Laws, etc. Each Borrower shall at all times preserve and maintain in  full force and effect its legal existence, powers, rights, licenses, permits and franchises in the jurisdiction of organization; continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; operate in full compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified as a foreign organization in each jurisdiction in  which such qualification is necessary or appropriate in view of its business and operations.

SECTION 5.12 Further Assurances.  Borrowers  will, at the sole cost of Borrowers, and without expense to Lender, promptly upon the request of Lender:
A. Correct any defect, error or omission which may be discovered in the contents of any Loan Document or in the execution or acknowledgment thereot;

B. Execute, acknowledge, deliver and record or file such other and further instruments (including, without limitation, mortgages, deeds or trusts, security  agreements,  financing statements and specific assignments of rents or leases); and

C. Do such further acts, in either case as may be necessary, desirable or  proper  in Lender's opinion to carry out more etfectively the purposes of the Loan Documents.

Each Borrower hereby appoints Lender as its attorney-in-fact, coupled with an interest, to take the above actions and to perform such obligations on behalf of each Borrower, at Borrowers' sole expense, if any Borrower fails to comply with its obligations under this paragraph.

SECTION 5.13 Deposit Accounts. Borrowers agree to maintain their principal deposit accounts with Lender, including business, treasury management, operating and administrative deposit accounts.

SECTION 5.14  Financial  Covenants.  On  a  consolidated   basis,   Borro\vers   shall maintain a Fixed Charge Coverage Ratio of no less than 1:25 to  l .00  which  shall  be  tested annually at calendar  year  end  based  on  Borrower's  consolidated  certified  public  accountant prepared  audited  financial  statements.

SECTION 5.15 Notification of Change of Name  or Business  Location.  Borrowers shall comply with all Security Instruments regarding changes in any Borrower's name and shall notifY Lender of any change in the name of any Borrow·er undertaken  in accordance with such Security Instruments and of any change of the location of any Place of Business and the office where the records of any Borrower are kept, and, in such case, shall execute such documents as Lender may reasonably request to reflect said change of name or change of location, as the case may be; provided, however, the Principal  Place of Business of Borrowers and the office where

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation the record of Borrowers are kept may not be changed without the prior written consent of Lender.

SECTION 5.16 Environmental Compliance.

A. No Borrower will use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any of the Real Estate Security or any Place of Business or transpmt to or from any of the Real Estate Security or Place of Business, any Hazardous Substance or allow any other person or entity to do so, except those which are used in  accordance  with applicable Environmental Laws and with all required permits and approvals and consistent with legal activities on the Real Estate Security and each Place of Business. Borrowers agree to keep and maintain all the Real Estate Security and each Place of Business in compliance with and shall not cause or permit any of the Real Estate Security or any Place of Business to be in violation of any Environmental Laws; and

B. Borrowers will give prompt written notice to Lender of the following: (i) any proceeding or inquiry by any Governmental Authority (including, vvithout limitation, the Florida Depmtment of Environmental Protection or any local health depatiment) with respect to the presence of any Hazardous Substance on the Real Estate Security or any Place of Business or the migration thereof from or to other lands; (ii) all claims made or, to its knowledge, threatened by any third party against any Borrower or the Real Estate Security or any Place of Business relating to any loss or injury resulting from any Hazardous Substance; and (iii) any Borrower's discovery of any occurrence or  condition on any lands adjoining or in the vicinity  of the  Real  Estate Security or any Place of Business that could cause the Real Estate Security or any Place of Business or any pmt thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Real Estate Security or any Place of Business under any Environmental Laws or any regulation adopted in accordance therewith,  or  to  be  otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Real Estate Security or any Place of Business under any Environmental  Laws.

C. Borrowers, jointly and severally, shall indemnify and hold Lender harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including reasonable attorneys', consultants' or expe1ts' fees and expenses) of every kind and nature suffered by or asserted against Lender as a direct or indirect result of: (i) any warranty or representation made by Borrowers in Section 4.25 being false or untrue in any material respect; (ii) the past, present or future failure by any Borrower, or any of Original Borrower's predecessors in title to the Real Estate Security, to comply with local, State and Federal laws and permits regulating the use, handling, storage, transportation,  or disposal of hazardous materials, toxic materials, or other environmentally regulated  materials; or (iii) any requirement under any law, regulation or ordinance, local, state or federal,  which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances from the Real Estate  Security  or any Place  of Business. Each Borrower's obligations hereunder to Lender shall not be limited to any extent by the term of any Note, and, as to any act, occurrence, or claim made prior to payment in full and satisfaction of each  Note \Vhich gives rise to liability hereunder, Borrowers' obligations hereunder shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of each Note and any Security Instrument or foreclosure under any Security Instrument, or delivery of a deed or bill of sale in lieu of foreclosure. Upon an Event of Default under this Agreement, Lender may conduct such inspections of the affected Real Estate Security or any affected Place of Business as Lender deems appropriate to insure compliance with this Agreement  and  Borrowers  shall  hold  Lender  harmless  from  all  costs  associated  with  such

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation inspections and Borrowers shall grant Lender or its agents full access to the Real Estate Security and each Place of Business to conduct such investigations.

SECTION 5.17 Other Amounts Deemed Loans. If any Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any lien prohibited hereby, or to comply with any other Indebtedness, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of such Borrower, and to the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of any Borrower shall be deemed Indebtedness.

SECTION 5.18 Indemnity. ln addition to the indemnity  by Borrowers f'Or any environmental matters set forth in this Agreement or any other Loan Documents, Borrowers, jointly and severally, shall indemnify, defend and hold harmless Lender from and against, and reimburse Lender for, all claims, demands, liabilities,  losses,  damages, judgments,  penalties, Costs and expenses, which may be imposed upon, asserted against or incurred or paid by Lender by reason of, on account of or in connection with any claim or damage occurring in, upon or in the vicinity of the Collateral through any cause whatsoever, or assetied against Lender on account of any act perf'Ormed or omitted to be performed under the Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or the Loan Documents.

SECTION  5.19 New  Entity Formation  or New  Acquisitions.   If any Borrower  creates or acquires any new Subsidiary, such subsidiary shall, upon fonnation or acquisition, execute an absolute and unconditional guaranty of all of the obligations represented  by Loan 2 and Loan 3, in the form attached as Exhibit "E", deliver a joinder in the Security Agreement dated the Closing Date, to pledge all of the Personal Property of such subsidiary as collateral f'Or Loan 2 and Loan 3.

SECTION  5.20.   Reinstatement  of FNMG.   FNMG    is not  in good  standing with  the

State of New York and Borrowers shall, no later than 15 Days from Closing, procure the filing of all necessary documents to reinstate the good standing of FNMG with the State of New York and provide copies of the same to Lender and secure the reinstatement of FNMG no later than  90 Days from the date of Closing and provide Lender of proof of such reinstatement within such time.

ARTICLE VI
NEGATIVE  COVENANTS

Each Borrower covenants and agrees that, from the date of this Agreement until payment in full of the Indebtedness and all advances hereunder and of all other present or future indebtedness hereunder and termination of all present or future credit facilities established for Borrower's benefit, unless Lender shall otherwise consent in writing, Borrower will fully comply with the following provisions:

SECTION 6.1 Limitations of Liens, Etc. No Borrower shall:

A. Convey, assign, sell, lease, mortgage, encumber, pledge,  dispose  of, hypothecate, grant a security interest in, grant  options with respect to, or otherwise dispose of (directly or indirectly or by operation of law or otherwise, of record or not) all or any, part of the legal or beneficial interest in any part or all of the Collateral, except for the interests of Lender under the Security Instruments and except for those leases of the Real Estate Security and sales of Personal Property conducted in the ordinmy course of such Bon·ower' s business.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

B. Sell, assign or otherwise dispose of (whether or not of record or for consideration or not), or pennit the sale, assignment or other disposition of, the assets of any Borrower other than sales in the ordinary course of business  or to repay loans disclosed in the financial statements contained in its public filings with the Securities and Exchange Commission; .

SECTION 6.2 Limitations on Guaranties. No Bonower shall directly or indirectly, guarantee, assume, endorse, become a surety or accommodation patty for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any indebtedness or other obligations of any other  Person, except guaranties  and endorsements made in connection with the deposit of negotiable instruments and other items for collection and credit extended to a Borrower in the ordinary course of business.

SECTION 6.3 Transfer of Assets; Merger. Unless prior thereto,  Borrower  has transferred all of its assets to another Borrower, no Borrower shall: consolidate with or merge into any other Person; permit another Person to merge into a Borrower; dissolve or take or omit to take any action which would result in a Borrower's dissolution; allow a Borrower to acquire all or substantially all the properties or assets of any other Person; allow a Bonower to enter into any arrangement, directly or indirectly, with any Person whereby a Borrower shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other propetty which such Bonower intends to use for substantially the same purpose or purposes as the property being sold or transferred. Notwithstanding the foregoing, Original Borrower may migrate to Delaware, through the conversion process, and acquire other entities in the food business upon approval of its board of directors and further, nothing in this Section shall prohibit the merger or transfer of assets of one Borrower into another.

SECTION 6.4 Loan. No Borrower  shall directly or indirectly, make a loan or advance to any Person in which a Borrower is the lender, except in the ordinary course of business.

SECTION 6.5  Character of Business.  No Borrower  shall change the general  character of the business as conducted at the date hereof, nor engage in any type of business not reasonably related to its business as presently conducted.

SECTION 6.6 Suspension of Business.  No Borrower shall liquidate, suspend, dissolve or cease operations during the term of any Loan.

SECTION 6.7 Additional Debt. No Borrower shall incur, create, assume or permit to exist any new Debt other than the indebtedness represented by Loans except additional  Debt to the Lender and new Debt not to exceed $75,000.00 on an annual basis considered on a consolidated basis for all Borrowers and their subsidiaries.

SECTION 6.8 Subordinate Debt. No Borrmver shall make any payments on the Prior Note Holder Indebtedness except for:

A.  Prior Note Holder Indebtedness Permitted Payments; and

B.  So long as no Event of Default has occurred and remains uncured, those payments to a Prior Note Holder for a balloon payment or prepayment of the Prior Note Holder Indebtedness approved by Lender in writing issued to Borrowers and the Prior Note Holders (herein called a "Prepayment I Balloon Consent"). So long as no Event of Default has occurred and remains uncured, Lender shall issue a Prepayment I Balloon Consent if under the following criteria:

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

1. Borrowers shall submit a list of all Prior Note Holder Indebtedness Borrowers propose to pay outside of the Prior Note Holder Indebtedness Permitted Payments (herein the "Proposed Balloon I Prepayment");

2. Borrowers shall submit an updated consolidated financial statements acceptable to the Lender no more ninety (90) days old demonstrating that following the making of the Proposed Balloon I Prepayment,  Borrowers shall have, on a consolidated  basis, a minimum cash liquidity of  no less than $400,000.00;

3. Following the making of the Proposed Balloon I Prepayment, Borrowers shall be in compliance with all other covenants under this Agreement.

ARTICLE VII
EVENTS OF DEFAULT

The following shall be considered an Event of Default:

SECTION 7.1 Monetary Default. If Borrowers shall default in any payment of the principal of or interest on any Note on the Due Date, whether at maturity, by acceleration at the discretion of Lender or otherwise and any applicable notice and cure periods have expired;

SECTION 7.2 Third Party Default. If any Borrower shall suffer a default in the performance under:

A. Any of the Prior Notes; or

B. Any other agreement with any other Person, other than Lender where such default involves a contractual liability of such Borrower in excess of $100,000.00 and such default is not cured within any applicable notice and cure period under such agreement;

SECTION 7.3 Misrepresentation. If any representation or warranty made in writing by or on behalf of a Borrower, in this Agreement or in any other Loan Document, shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed;

SECTION 7.4 Dissolution. If any order, judgment, or decree is entered in any proceedings against a Borrower decreeing the dissolution of a Borrower.

SECTION 7.5 Bankruptcy, Failure to Pay Debts, etc. If any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for any Borrower or a substantial pati of any Borrower's assets, or shall commence any proceeding under any Debtor Relief Law or other bankruptcy, reorganization, arrangement, readjustment  of debt, dissolution  or  liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any Borrower, in which an order for relief is entered or which remains undismissed for a period of thitiy (30) days or more, or any Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief for the appointment of a custodian, receiver or any trustee for any Borrower or any substantial part of any of its propetiies, or shall suffer any such custodianship, receivership or trusteeship  to continue undischarged  for a period of thirty (30) days or more.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 7.6 Fraudulent Conveyance. If any Borrower  shall  conceal,  remove,  or permit to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or make or suffer a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof.
SECTION 7.7 Final Judgment.  If a final judgment  for the payment of money in excess of $100,000.00 shall be rendered against any Borrower, and the same shall remain undischarged or shall not be bonded otfto the satisfaction of Lender for a period of thirty (30) consecutive days after entry thereof, during which the execution shall not be effectively stayed.

SECTION 7.8  Impairment  of  Security.  If  any  Security  Instrument,  agreement, guaranty or other instrument given to Lender to evidence or secure the payment and performance of the Indebtedness hereunder shall be revoked by any party thereto or shall cease to be in full force and effect, or the protection or security interest afforded Lender in any pmiion of the Collateral secured thereby is unperfected or impaired for any reason; or there shall be a default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under any Security Instrument and such default shall not have been cured or waived in any applicable grace period contained therein; or any representation or warranty of any pledgor made in any Security Instrument shall be false in any material respect on the date as of which made; or tor any reason (except for acts or omissions of Lender) Lender shall tail to have a valid, perfected and enforceable Security Interest lien in the Collateral (or any of them) as required under this Agreement or if any pledgor shall contest in any manner that any Security Instrument constitutes its valid and enforceable agreement or any Borrower shall assert in any manner that it has no further obligation or liability under any Loan Document.

SECTION 7.9 Cross-Default. If there is a default under any other loan or other agreement between any Borrower and Lender or any Lender Affiliate.

SECTION 7.10 Levy on Assets. If there is a levy or execution on any collateral or on the assets of any Borrower.

SECTION 7.11 Condemnation. If any of the Real Estate Security, or any material part thereof is condemned or taken by right of eminent domain or other public authority.

SECTION 7.12 Non-Monetary Default under the Agreement. If any Borrower  shall default in the performance or compliance with any of the terms, conditions, covenants or agreements contained in this Agreement (other than that set forth in Sections 7.I, 7.3, 7.4, 7.5, 7.6, 7.7, 7.9, 7.1 0, or 7.11 herein), including the failure to timely provide financial information required by this Agreement, which remains uncured for a period of thirty (30) days from the date written notice is delivered by Lender to Borrowers.

ARTICLE VIII
REMEDIES

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Upon the occurrence or continuing of any Event of Default, Lender shall have and may exercise any or all of the rights set forth herein (provided, however, Lender shall be under no duty or obligation to do so):

SECTION 8.1 Acceleration. To declare the obligations evidenced by each Note and all other Indebtedness to be forthwith due and payable, whereupon each Note and all other Indebtedness shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest  or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in any Note or in such other Indebtedness to the contrary notwithstanding, and, upon such acceleration, the unpaid principal balance and accrued interest upon the Note shall from and after such date of acceleration bear interest at the Default Rate.
SECTION 8.2 Adjust Interest Rate. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, Borrowers agree to pay to Lender a late payment fee of 5% of the payment amount, with a minimum fee of $20.00. After an Event of Default, Borrowers agree to pay to Lender a fixed charge of $25.00, and in the alternative, Borrowers agree that Lender may, without notice, increase the Interest Rate by three percentage points (3%), whichever is greater unless Lender exercises its right to accelerate the balance of the Note, in which event the Interest Rate shall accrued at the Default Rate. Lender may impose a non sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, following an Event of Default, Lender may charge such loan documentation fees as may be reasonably determined by the Lender.

SECTION 8.3 Right of Setoff. To exercise any rights of setofT granted by law or under this Agreement or the Loan Documents without notice to Borrowers.

SECTION 8.4 Uniform Commercial Code. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC and any and all rights and remedies available to it under any other applicable law.

SECTION 8.5 Foreclosure. Foreclose any Security Instrument by instituting a foreclosure suit in any couti havingjurisdiction thereof.

SECTION 8.6 Other Rights. To exercise such other rights as may be permitted under any of the Loan Documents or applicable law.

SECTION 8.7 Cure of Defaults. Cure any  Event  of  Default  without  releasing Borrower from any obligation hereunder or under the Loan Documents. In connection with exercising its right to cure an Event of Default, Lender may enter upon any Place of Business and do such acts and things as Lender deems necessary or desirable to protect the collateral pledged under any Security Instrument, including, without limitation: (i) paying, purchasing, contesting or compromising any encumbrance, charge, lien, claim of lien, tax, assessment, fine, lease payment or other imposition; (ii) paying any insurance premiums;  and  (iii)  employing  counsel, accountants, and other appropriate persons to assist Lender in the foregoing.

SECTION 8.8  Receiver.  Secure the appointment of a receiver or receivers, as a matter of right for the Real Estate Security, the other Collateral and each Borrower's operations, whether such receivership is incident to a proposed sale of the Real Estate Security, the other Collateral or otherwise, and without regard to the value of the Real Estate Security or the solvency of any Borrower.   Borrowers  hereby consent to the appointment of such receiver  or receivers,  waives

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation any and all defenses to such appointment and agrees not to oppose any application therefore by Lender. The appointment of such receiver, trustee or other appointee by virtue of any court, order or laws shall not impair or in any manner prejudice the rights of Lender to receive payment of the income pursuant to any lease assignment; the receiver shall be appointed to take  charge ot: manage, preserve, protect, and operate the Collateral; collect all income, including rents; sell Collateral and collect the proceeds  therefrom; make all necessary and needed repairs; pay all taxes, rent, assessments and insurance premiums and all other costs incurred in connection with the operation of the Collateral; and after payment of the expenses of the receivership, including Costs of Lender, if any, to apply all net proceeds derived therefrom in the reduction of the Indebtedness in such manner as the comt shall direct. All Costs, expenses,  fees  and compensation incurred pursuant to any such receivership shall also be secured by the lien of the Security Instruments until paid. The receiver, personally or through Lender, may exclude Borrowers wholly from the Real Estate Security and each Place of Business and have, hold, use, operate, manage and control the Real Estate Security and each Place of Business and may, in the name of each Borrower, exercise all of each Borrower's rights and powers to maintain, construct, operate, restore, insure, and keep insured the Real Estate Security and other Collateral in such manner as such receiver shall deem appropriate.

SECTION 8.9 Other Security. Lender may proceed to realize upon any and all other security for each Note in such order as Lender may elect; and no such action, suit, proceeding, judgment, levy, execution or other process shall constitute an election of remedies by Lender or shall in any manner alter, diminish or impair the lien and security interest created by the Security Instruments, unless and until each Note is paid in full.

SECTION 8.10 Collect Income. Following the occurrence of an Event of Default, if Lender shall be entitled to collect and receive all income from the Collateral without the appointment of a receiver, which shall for all purposes constitute property of Lender, and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterment's and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other profit charges upon the Collateral or any part thereof: as well as just and reasonable compensation for the services of Lender and all attorneys, agents, clerks, servants and other employees properly  engaged  by Lender, Lender shall apply the money received, first to the payment of Costs, then to  the outstanding Notes in such order as Lender may determine in its absolute discretion.

SECTION 8.11 No Waiver. The failure of Lender to exercise any of its rights granted hereunder shall not be deemed a waiver thereof nor shall Lender be estopped from asserting such rights for any subsequent defaults. The remedies provided herein are cumulative and are not exclusive to any remedies that Lender may otherwise be provided by Jaw or any Loan Documents.

ARTICLE IX
MISCELLANEOUS

SECTION 9.1 Amendments,  etc.  No amendment,  modification,  termination  or waiver of any provision of this Agreement, any Note or the other Loan  Documents, nor consent to any depmiure by any Borrower, shall in any event be effective unless the same shall be in \Vriting and signed by Lender and Borrower, and then such waiver or consent shall be effective only  in specific instance and for the specific purpose for which given.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

SECTION 9.2 Applicable Law. This Agreement and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

SECTION 9.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall, until otherwise changed  pursuant  to  this Agreement be given at the following addresses:

If to Borrowers:
28411 Race Track Rd, Bonita Springs, Lee County, Florida

If to Lender:
999 Vanderbilt Beach Road7th Floor Naples, FL 34108

Any notice required or permitted under this contract shall be in writing, shall be sent to the party to such party's address or fax number, if any, set fo1ih above, and shall be given by any method set fotih in the following table:
Method of Delivery	Notice is deemed given:	Notice is deemed received:
Personal delivery	Upon the actual date of delivery	On the actual date of delivery
U.S. certified or registered mail, retum receipt requested, postage prepaid	On the date deposited in the U.S. mail	On the third business day after the date deposited in the U.S. mail
A nationally recognized commercial courier, such as Federal Express or United Parcel Service, for next business day delivery	On the date deposited with the commercial courier	On the next business day after the date deposited with the commercial courier

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Facsimile transmittal	On the date of facsimile transmittal if transmission is completed before 5pm, if not, then on the next succeeding business day	On the date of facsimile transmittal iftransmission is completed before 5pm, if not, then on the next succeeding business day

Notwithstanding the date that each notice is deemed to be given, the time period, if any, in which a response to any notice must be given shall commence to run from the date the notice is deemed received by the recipient of the notice. Any party may, at any time by giving five (5) days prior written notice to the other party or parties hereto, change its address or fax number of record to which notices under this contract shall be  given and may  designate other parties to whom copies of all notices hereunder shall be sent.

SECTION 9.4 Electronic Transmission of Data. Lender and Borrowers agree that certain data related to the Loans (including confidential information, documents, applications and rep01ts) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrowers and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement. Borrowers acknowledge and agree that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower releases, hold harmless and indemnifies Lender from any claim, damage or loss, including that arising in whole or pmt from Lender's strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

SECTION 9.5 Actions and Process. Any legal action or proceeding against Borrowers with respect to this Agreement may be brought in such of the courts of competent jurisdiction of the state or federal courts located in Lee County, Florida as Lender or its successors and assigns, as the case may be, may elect, and, by execution and delivery of this Agreement, Borrowers irrevocably submit to the nonexclusive jurisdiction of such courts for purposes of legal actions and proceedings hereunder and, in case of any such legal action or proceeding brought in the above-named Florida courts. If it becomes necessary for the purpose of service of process out of any such cowis, Borrowers shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that each Borrower will at all times have an agent for service of process for the above purposes available in Lee County, Florida. To the extent permitted by lavv, a final judgment (a copy certified by the court that has rendered the judgment shall be conclusive evidence of the fact and of the amount of any indebtedness of Borrowers to Lender) against Borrowers in any such legal action or proceeding shall be conclusive and may be enforced  in other jurisdictions by suit on an unsatisfied judgment. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any of the above-named comts or from any legal process therein, each Borrower hereby irrevocably waives such immunity, and each Borrower hereby irrevocably waives and agrees not to assett by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, (i) the defense of immunity, (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of immunity or otherwise, (iii) that it or any of its property is immune from the above described legal process (whether through service of notice, attachement prior to judgment,

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation attachment in aid of execution, or otherwise), or (iv) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced  in or by such comis. Nothing in these provisions shall limit any right of Lender to bring actions, suits or proceedings in the courts of any  other jurisdiction.  Each Borrower expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Florida and of the United States of America.

SECTION 9.6 Survival of Representations and Warranties.  All  representations, warranties, covenants and agreements contained herein or made in writing by Borrowers in connection herewith shall survive the execution and delivery of this Agreement, each Note and the other Loan Documents and be true and correct during the term of each Loan.

SECTION 9.7 Time of the Essence. Time is of the essence of this Agreement,  each Note and the other Loan Documents,

SECTION 9.8 Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope, extent or intent  or otherwise affect the meaning of any portion hereof.

SECTION 9.9 Severability. In case any one or more of the provisions contained in this Agreement, any Note or the other Loan Documents  shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, any Note or the other Loan Documents, but this Agreement, each Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein; provided, however, in the event said matter would be in the reasonable opinion of Lender adversely affect the rights of Lender under any or all of the Loan Documents, the same shall be an Event of Default.

SECTION 9.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 9.11 Conflict. In the event any conilict arises between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern in all instances of such conflict.

SECTION 9.12 Term. The term of this  Agreement  shall be  for such  period  of time until all Indebtedness has been paid to Lender in full.

SECTION 9.13 Expenses.  Borrowers agree, jointly and severally, whether or not the transactions hereby contemplated shall be consummated, to pay and save Lender harmless against liability for the payment of documentary stamp taxes, intangible tax, all out-of-pocket expenses arising in connection with this transaction and all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery,  acquisition  and performance  of the Note  (including any renewal, extension, substitution or replacement thereof) issued under or pursuant to this Agreements (excepting only any tax on or measured by net income of Lender determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Federal Internal Revenue Code), all printing costs and the reasonable fees and expenses of  any  special  counsel  to  Lender  in  connection  with  this  Agreement  and  any  subsequent

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation modification thereof or consent thereunder. The obligations of Borrowers under this Section 9.13 shall survive payment of each Note.

Borrowers hereby agree to pay to the Lender, its successors and  assigns, all sums of money, with interest at the rate equal to the Default Rate, which the Lender shall or may advance, pay or cause to be paid, or become liable to pay, on account of or in connection with the failure by Borrowers to pay any additional documentary stamp taxes in excess of the taxes paid on Note 2 and Note  3 of $2,450.00 per note under the claimed limitations set fo1ih in §20 1.08 of the Florida Statutes ("Taxes") and any interest and penalties associated with  such Taxes, and they will make such payment to the Lender within ten ( 1 0) days of  Lender's  demand  therefore, whether Lender shall have paid out such sum, or any part thereof or not. Upon receipt of such payment by the Lender, the Lender agrees to remit such payments to  the  appropriate Governmental Authority,  if not previously paid.  In any accounting which may be had between the Lender and Borrowers, the Lender shall be entitled to charge for any and all disbursements in and about the matters herein contemplated made by it in good faith, under the belief that it is or was liable for the amounts so assessed. Each Borrower waives any defense to  an  action  by Lender to enforce payment of the Loan and collection of any Indebtedness based  upon nonpayment of any documentary stamp tax or intangible tax due on any Loan Document.

Should Lender be required to under take any action to enforce the terms and provisions of this Agreement, or any other Loan Document,  or the rights and duties of Borrowers in relation thereto, Lender shall be entitled to recover all of its Costs incun·ed in connection therewith, including a reasonable sum as and for its attorneys' fees.

SECTION 9.14 Successors and Assigns. All covenants and agreements  in  this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not; provided, however, this clause shall not by itself authorize any delegation of duties by Borrowers or any other assignment which may be prohibited by the terms and conditions of this Agreement. Lender reserves the right to assign any Loan or to participate any Loan.

SECTION 9.15 No Third Party Beneficiaries.  The parties intend that this Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

SECTION 9.16 No Waiver. No failure or delay on the pmi of Lender in exercising any right, power or remedy hereunder, or under any Note or the other Loan Documents, shall operate as a waiver thereat nor shall any single or partial exercise of any such right, power or remedy preclude any other or fmther exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. In the event Lender determines, in its sole discretion, to waive any covenant or obligation or Event of Default under any Loan Document, Lender may charge a fee for doing so.

SECTION 9.17  Entire  Agreement  and  Final  Agreement.  Except  as  otherwise expressly provided, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. By signing this document each party represents and agrees that:

A. The written loan agreement represents the final agreement between the parties;

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

B. There are no unwritten oral agreements between the parties; and

C. This Agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

D. This Agreement amends and fully restates that certain loan agreement between Original Borrower and Lender elated February 26, 2013.

SECTION 9.18 Waiver of Special Damage Claims. No claim may be  made by any Borrower against Lender, any of its affiliates, participants or their respective directors, officers, employees, attorneys for any special, indirect or consequential damages ("Special Damages") in respect of any breach or \Vrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or an act, omission or event occUlTing in connection herewith or therewith; and each Borrower hereby waives, releases and agrees not to  sue upon any such claim for Special Damages whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 9.19 USA Patriot Act Notice. Lender hereby notifies Bon·owers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 200 I)) (the "PatTiot Act"), Lender is required to obtain, verify and record infonnation that identities Borrowers, which information includes the name and address of Borrowers and other information that will allow Lender to identify Borrowers in accordance with the Patriot Act.

SECTION 9.20 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL WITH REGARD TO ANY ISSUES ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS RELATED TO THIS AGREEMENT.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

IN WITNESS WHEREOF, the parties have executed or caused theses presents to be executed effective the day and year first above written.

Signed Sealed and Delivered
In the Presence of:

Witness as to Debtor Print Name Witness as to Debtor Print Name	Innovative Food Holdings, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Debtor Print Name Witness as to Debtor Print Name	Food Innovations, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Debtor Print Name Witness as to Debtor Print Name	Gourmet Foodservice Group, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Debtor Print Name Witness as to Debtor Print Name	Artisan Specialty Foods, Inc., a Delaware corporation
By: Justin Wiernasz, its President

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Witness as to Debtor Print Name Witness as to Debtor Print Name	4 The Gourmet, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Debtor Print Name Witness as to Debtor Print Name	Haley Food Group, Inc., a Florida corporation
By: Justin Wiernasz, its President

Witness as to Debtor Print Name Witness as to Debtor Print Name	Gourmet Foodservice Group Warehouse, Inc., a Florida corporation.
By: Justin Wiernasz, its President
Witness as to Debtor Print Name Witness as to Debtor Print Name	Food New Media Group, Inc., a New York corporation
By: Justin Wiernasz, its President

Witness as to Debtor Print Name Witness as to Debtor Print Name	Fifth Third Bank, an Ohio banking corporation By: Timothy J. Reiter, Vice President

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Exhibit A

Lot 3 of GREYHOUND COMMERCE PARK, according to the plat thereof as recorded in Plat Book 66, Page 21, of the Public Records of Lee County, Florida.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Exhibit B

Prior Note Holders

Secured Convertible note payable to Alpha Capital Anstalt (f/k/a/ Alpha Capital Aktiengesselschaft) (“Alpha Capital”), in the original principal sum of $350,000.00 dated February 24, 2005 as amended by  Extension Agreements dated April 3, 2012, December 27, 2012 and August 22, 2013 and due May 15, 2014. The note contains a cross default provision, and is secured by a majority of the Company’s assets. This note bears interest at the rate of 5% per annum.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share..

Convertible note initially issued to Whalehaven Capital Fund Limited (“Whalehaven”) in the original principal sum of $50,000 dated February 24, 2005 and transferred on September 21, 2011 to Alpha Capital in the original principal amount of $30,387  as amended on January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  The note contains a cross default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible note initially issued to Whalehaven in the original principal sum of $50,000 dated February 24, 2005 and transferred on September 21, 2011 to Osher Capital Partners LLC (“Osher”) in the original principal amount of $13,635 as amended on January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  The note contains a cross default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible note initially issued to Whalehaven in the original principal sum of $50,000 dated February 24, 2005 and transferred on September 21, 2011 to Assameka Capital, Inc. (“Assameka”) in the original principal amount of $9,739 as amended on January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  The note contains a cross default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $30,000 dated August 18, 2005 and transferred on September 21, 2011 to Alpha Capital in the original principal sum of $16,629 as amended on January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Convertible secured note initially issued to Whalehaven in the original principal sum of $30,000 dated August 18, 2005 and transferred on September 21, 2011 to Osher in the original principal sum of $7,462 as amended on January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $30,000 dated August 18, 2005 and transferred on September 21, 2011 to Assameka in the original principal sum of $5,331 as amended on January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $30,000 dated February 7, 2006 and transferred on September 21, 2011 to Alpha Capital in the original principal sum of $32,027 as amended on March 12, 2008 and January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $30,000 dated February 7, 2006 and transferred on September 21, 2011 to Osher in the original principal sum of $14,371 as amended on March 12, 2008 and January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum. This note contains a cross-default provision, and is secured by a majority of the Company’s assets.   The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $30,000 dated February 7, 2006 and transferred on September 21, 2011 to Assameka in the original principal sum of $10,265 as amended on March 12, 2008 and January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Convertible secured note payable to Asher Brand in the original principal sum of $25,000 dated August 16, 2005 as amended on January 1, 2009   and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.   This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note payable to Alpha Capital dated August 18, 2005 in the original principal sum of $120,000.00 as amended on January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $38,000 dated January 1, 2009 and transferred on September 21, 2011 to Alpha Capital in the original principal sum of $29,152 as extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 8% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $38,000 dated January 1, 2009 and transferred on September 21, 2011 to Osher in the original principal sum of $13,081 as extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $38,000 dated January 1, 2009 and transferred on September 21, 2011 to Assameka in the original principal sum of $9,344 as extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Convertible secured note payable to Alpha Capital dated May 19, 2006 in the original principal sum of $10,000 as amended on March 12, 2008 and January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum. This note contains a cross-default provision, and is secured by a majority of the Company’s assets.   The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note payable to Alpha Capital dated January 1, 2009 in the original principal sum of $230,000 as extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share

Secured convertible promissory note payable for the acquisition of Artisan Specialty Foods, Inc. to Alpha Capital, dated May 11, 2012 in the face amount of $1,200,000 at a purchase price of $1,080,000.  The note carries simple interest at an annual rate of 4.5% and is due in full by April 2015.  The note is convertible into the registrant's common stock at a fixed conversion price of $1.00 per share.  Principal and interest in the aggregate amount of $39,163 are payable on a monthly basis beginning in September 2012. The note allows for prepayments at any time. The note also includes cross-default provisions; is secured by all of the registrant's and its subsidiaries' assets; and is guaranteed by each of the subsidiaries. Interest expense in the amount of $30,921 and was accrued on this note during the years ended December 31, 2012 and 2011, respectively.  During the three months ended June 30, 2013, the Company made payments in the aggregate amount of $117,491 on this note, consisting of $106,996 of principal and $10,495 of interest. During the six months ended June 30, 2013, the Company made payments in the aggregate amount of $234,983 on this note, consisting of $212,798 of principal and $22,185 of interest.

Convertible secured note payable to Alpha Capital dated February 7, 2006 in the original principal sum of $120,000 as amended on March 12, 2008 and January 1, 2009 and extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum. This note contains a cross-default provision, and is secured by a majority of the Company’s assets.   The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $38,000 dated March 11, 2004 and transferred on September 21, 2011 to Alpha Capital in the original principal sum of $35,417 as extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $38,000 dated March 11, 2004 and transferred on September 21, 2011 to Osher in the original principal sum of $15,892 as extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Convertible secured note initially issued to Whalehaven in the original principal sum of $38,000 dated March 11, 2004 and transferred on September 21, 2011 to Assameka in the original principal sum of $11,351 as extended on April 3, 2012, December 27, 2012 and August 22, 2013 due May 15, 2014.  This note bears interest at the rate of 5% per annum.  This note contains a cross-default provision, and is secured by a majority of the Company’s assets.  The note and accrued interest are convertible into common stock of the Company at a conversion price of $0.25 per share.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Exhibit C
Prior Note Holder Indebtedness
		Original	Original
Ref#	Holder	Payee	Principal	Note date	Due Date
7B	Alpha Capital Whalehaven	From WH	21,478	12.27.12	05.15.14
7C	Osher	From WH	9,638	12.27.12	05.15.14
7D	Assameka	From WH	6,884	12.27.12	05.15.14
25	Alpha Capital Independent	05.19.06	10,000	12.27.12	05.15.14
4A	Alpha Capital Independent	02.25.05	350,000	12.27.12	05.15.14
4B	Alpha Capital Independent	08.25.05	120,000	12.27.12	05.15.14
4C	Alpha Capital Independent	02.07.06	120,000	12.27.12	05.15.14
29	Alpha Capital Independent (for conv opt liab)	01.01.09	230,000	12.27.12	05.15.14
15C	Alpha Capital Whalehaven	From WH	22,609	12.27.12	05.15.14
15D	Osher	From WH	10,145	12.27.12	05.15.14
15E	Assameka	From WH	7,246	12.27.12	05.15.14
15F	Alpha Capital Whalehaven	From WH	15,287	12.27.12	05.15.14
15G	Osher	From WH	6,860	12.27.12	05.15.14
15H	Assameka	From WH	4,900	12.27.12	05.15.14
21A	Alpha Capital Whalehaven	From WH	16,957	12.27.12	05.15.14
21B	Osher	From WH	7,609	12.27.12	05.15.14
21C	Assameka	From WH	5,435	12.27.12	05.15.14
30A	Alpha Capital Whalehaven	From WH	21,478	12.27.12	05.15.14
30B	Osher	From WH	9,638	12.27.12	05.15.14
30C	Assameka	From WH	6,884	12.27.12	05.15.14
17	Asher Brand	08.25.05	25,000	12.27.12	05.15.14
34	Alpha (Artisan acquisition)	05.17.12	1,200,000	05.17.12	05.17.15

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Exhibit D

Alpha Primary Note Indebtedness Amount

$ 660,439.24

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Exhibit E
Unconditional Guaranty form

Exhibit E to Loan Agreement

BORROWERS: Innovative Food Holdings, Inc., a Florida corporation, Food Innovations, Inc., a Florida corporation, Gourmet Foodservice Group, Inc., a Florida corporation, Artisan Specialty Foods,  Inc., a Delaware corporation, 4 The Gourmet, Inc., a Florida corporation, Haley Food Group, Inc., a Florida corporation, Gourmet Foodservice Group Warehouse, Inc., a Florida corporation, and Food New Media Group, Inc., a New York corporation

GUARANTOR: -------

CONTINUING AND UNCONDITIONAL  GUARANTY

To:	Fifth Third Bank, an Ohio banking corporation 999 Vanderbilt Beach Road
7th Floor
Naples, FL 34108

I.	The Guaranty. For valuable consideration, the undersigned,

 ("Guarantor") unconditionally guarantees and promises to pay promptly to Fifth Third Bank, an Ohio banking corporation, its subsidiaries and affiliates (collectively, "Bank"), or order, in lawful money of the United States, any and ali Indebtedness of Innovative Food Holdings, Inc., a Florida corporation, Food Innovations, Inc., a Florida corporation, Gourmet Foodservice Group, Inc., a Florida  corporation, Artisan Specialty Foods, Inc., a Delaware corporation, 4 The Gourmet, Inc., a Florida corporation, Haley Food Group, Inc., a Florida corporation, Gourmet Foodservice Group Warehouse, Inc., a Florida corporation, and Food New Media Group, Inc., a New York corporation("Borrowers") to Bank when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor under this Guaranty is not  limited as to the principal amount of the Indebtedness guaranteed  and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating  to  or arising out of the Indebtedness and for all swap, option, or forward obligations now or hereafter owing from Borrowers to Bank. The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to  time renew it after it has been satisfied. If multiple persons sign this Guaranty, their obligations under this Guaranty shall be joint and several.

2. Definitions.

(a) "Borrowers" shall mean the entity named  in Paragraph  1 of this Guaranty and, if more than one, then any one or more of them.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

(b) "Guarantor" shall mean the person signing this Guaranty and, if more than one, then any one or more of them.

(c) "Indebtedness" shall mean any and all debts, obligations, any and all Rate Management Obligations, excluding all Excluded Swap Obligations, and liabilities of Borrower to Lender, arising out of or related to the Loan Documents or otherwise, whether principal, interest, fees, or otherwise, whether now existing or hereafter arising, whether voluntary or involuntary, whether jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not renewed, extended, modified, rearranged, restructured, refinanced,  or replaced,  including without  limitation, modifications to interest rates or other payment terms of such debts, obligations or liabilities.

(d) "Commodity Exchange Act" shall mean the Commodity  Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(e) "Excluded Swap Obligation" shall mean, with respect to any guarantor of a Swap Obligation, including the grant of  a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity  Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

(f) "Swap Obligation" shall mean any Rate Management Obligation that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time

(g) "Loan Documents" shall mean each loan agreement between Borrowers and Bank, including but not limited to the Restated Loan Agreement dated November_, 2013, as the same may be amended or restated from time to time ("Loan Agreement" (terms not otherwise defined herein shall have the definitions ascribed to them under the Loan Agreement)), promissory notes ±rom Borrowers in favor of Bank, any and all Rate Management Agreements, and all other agreements, documents, and instruments evidencing  any  of  the Indebtedness,  and  deeds  of  trust,  mortgages,  security  agreements,  and  other

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation agreements, documents, and instruments executed by  Borrowers  in connection with the Loan Agreement, promissory notes, and other agreements, documents, and instruments evidencing any of the Indebtedness, all as now in effect and as hereafter amended, restated, renewed, or superseded.

(h) "Rate Management Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, bui not limited to, dollar-denominated or cross-cmrency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrowers and Bank or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confim1ing evidence between the pmiies confirming transactions thereunder, all whether now existing or hereafter arising and in each case as  amended, modified or supplemented from time to time.
(i) "Rate Management Obligations" means any and all obligations of Borrowers to Bank or m1y affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever  (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with
(i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs reversals, te1minations or assignment of any Rate Management Agreement.

3. Obligations Independent.  The obligations hereunder  are independent of the obligations of Borrowers or any other guarantor, and a separate action or actions may be brought and prosecuted against Gum·antor whether action is brought against Borrowers or any other guarantor or whether Borrowers or any other guarantor be joined in any such action  or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

4. Rights of Bank. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to:
(a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;

(b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

(c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may detennine;
(d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness; and

(e) pennit the Indebtedness to exceed Guarantor's liability under this Guaranty, and Guarantor agrees that any amounts received by Bank from any source other than Guarantor shall be deemed to be applied first to any portion of the Indebtedness not guaranteed by Guarantor.

5. Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in f-ull and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor's obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Bank described in the immediately preceding paragraph of this Guaranty. It is the express intent of Guarantor that Guarantor's obligations under this Guaranty are and shall be absolute and unconditional.

6. Guarantor's Waivers of Certain Rights and Certain Defenses. Guarantor waives:

(a) any right to require Bank to proceed against Borrowers, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Bank's power whatsoever;
(b) any defense arising by reason of any disability or other defense of Borrowers, or the cessation from any cause whatsoever of the liability of Borrowers;

(c) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrowers; and

(d) the benefit of any statute of limitations affecting Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7. Waiver of Subrogation. Until the Indebtedness has been paid in full and  any  commitments  of  Bank  or  facilities  provided  by  Bank  with  respect  to  the

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor's liability hereunder, Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that Bank now has or may hereafter have against Borrowers, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

8. Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrowers or any other person, any other notices to any party liable on any Loan Document (including Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guaranty applies or any other Indebtedness of Borrowers to Bank, and notices of any fact that might increase Guarantor's risk.

9. Security. To secure all of Guarantor's obligations hereunder, Guarantor assigns and grants to Bank a security interest in all moneys, securities, and other property of Guarantor now or hereafter in the possession of Bank, all deposit accounts of Guarantor maintained with Bank, and all proceeds thereof. Upon default or breach of any of Guarantor's obligations to Bank, Bank may apply any deposit account to reduce the Indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Bank and Guarantor.

10. Subordination. Any obligations of Borrowers to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Bank or  resulting from Guarantor's perfom1ance under this Guaranty, are hereby subordinated to the Indebtedness. In addition to Guarantor's waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrowers to Guarantor as subrogee of Bank, Guarantor agrees that, if Bank so requests, Guarantor shall not demand, take, or receive from Borrowers, by setoff or in any other manner, payment of any other obligations of Borrowers to Guarantor until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Bank and shall be paid over to Bank on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may no\v or hereafter have on any property of Borrowers is hereby subordinated to any security interest, lien, or other encumbrance that Bank may have on any such property.

11.	Revocation of Guaranty.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

(a) This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions that Guarantor does not renounce. Such revocation shall be effective upon actual receipt by Bank, at the address shown below or at such other address as may have been provided to Guarantor by Bank, of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions committed or entered into prior to Bank's receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been incurred, renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. Revocation  by Guarantor shall not affect any obligations of any other guarantor.

(b) Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions  of this paragraph  and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrowers, the dissolution of Borrowers, or the termination, increase, decrease, or other change of any personnel or owners of Bonowers.

12. Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrowers to Bank is rescinded or must be returned by Bank to Borrowers, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

13. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrowers or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Bank.

14. Information  Relating  to  Borrowers. Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrowers such information concerning Borrowers' financial condition or business operations as Guarantor may require, and that Bank has no duty, and Guarantor is not relying on Bank, at any time to disclose to Guarantor any  information relating to the business operations or financial condition of Borrowers.

15. Borrowers'   Authorization. Where a Borrower is a corporation, partnership, or limited liability company, it is not necessary for Bank to inquire into the powers of Borrowers or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor's liability set forth herein.

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation

16.   Information  Relating  to  Guarantor. Guarantor authorizes Bank to verify or check any information given by Guarantor to Bank, check Guarantor's credit references, verify employment, and obtain credit reports. Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general pminer of Guarantor and to Guarantor's spouse and any such general pminer's spouse if Guarantor or such general partner is married and lives in a community property state.

17. Guarantor's Covenants. Until the Indebtedness guaranteed under this Guaranty has been paid in full and any commitments of Bank or facilities provided by Bank with respect to such Indebtedness have been terminated and each and every term, covenant, and condition of this Guaranty is fully perfmmed, Guarantor agrees:

(a) Financial Information. Guarantor shall provide Bank with such information as required under the Restated Loan Agreement of even date herewith, as the same may be amended or restated from time to time.

(b) Other Obligations. Guarantor shall comply with all other obligations of Guarantor set fmth under the Loan Agreement.

18. Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Bank and Guarantor may specify from time to time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fomih business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

19. Successors and Assigns. Guarantor agrees that all the obligations  of the Guarantor hereunder shall be binding upon Guarantor m1d Guarantor's, executors, administrators, personal representatives, curators, guardians or other successors and all the rights, benefits and privileges herein and hereby conferred upon Lender shall vest in, and be enforceable by Lender and its successors and assigns; provided that Guarantor may not assign its rights or obligations under this Guaranty.

20. Amendments.   Waivers.  and  Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Bank to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or pmiial exercise of any such right, remedy, or power  shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

21. Costs m1d Expenses. Guarantor agrees to pay all reasonable attorneys' fees,  including  allocated  costs  of Bank's  in-house  counsel  to  the  extent  permitted  by

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation applicable law, and all other costs and expenses that may be incurred by Bank (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Bank in any case commenced by or against Guarantor or Borrowers under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

22. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed and enforced in accordance with federal law and the law of the State of Florida. Jurisdiction and venue for any action or proceeding to enforce this Guaranty shall be the forum appropriate for such action or proceeding against Borrowers, to which jurisdiction Guarantor irrevocably submits and to which venue Guarantor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. It is provided, however, that if Guarantor owns property in another state, notwithstanding that the forum for enforcement action is  elsewhere,  Bank  may commence a collection proceeding in any state in which Guarantor owns property for the purpose of enforcing provisional remedies against such prope1iy. Service of process by Bank in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

23. Breach  of  Rate  Management  Agreement.  Notwithstanding any provision in any Loan Document to the contrary, upon nonpayment by Borrowers of any Rate Management Obligation when due or the breach by Borrowers of any term, provision or condition contained in any Rate Management Agreement, all Indebtedness due to Bank f1·om Borrowers shall be immediately due and payable by Guarantor.
24.	FINAL AGREEMENT; WAIVER OF JURY TRIAL. BY

SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF,
(B) THIS  DOCUMENT  SUPERSEDES  ANY  COMMITMENT  LETTER,  TERM

SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET,  OR  OTHER  WRITTEN  OUTLINE OF TERMS AND CONDITIONS EXPRESSLY  PROVIDES   TO  THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF  ANY  PRIOR,  CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

THE PARTIES HEREBY  WAIVE  ANY RIGHT TO DEMAND A JURY TRIAL WITH REGARD TO ANY ISSUES ARISING OUT OF THIS AGREEMENT

Restated Loan Agreement in Favor of Fifth Third Bank, an Ohio banking corporation